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SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

SEALY CORPORATION (Name of Registrant As Specified In Its Charter)

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	(2)	Form, Schedule or Registration Statement No.:
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NOTICE OF ACTION TAKEN PURSUANT TO
WRITTEN CONSENT OF STOCKHOLDERS

SEALY CORPORATION
ONE OFFICE PARKWAY
TRINITY, NORTH CAROLINA 27370

TO BE EFFECTIVE ON    *    , 2009

DATE FIRST MAILED TO SHAREHOLDERS:    *    , 2009

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

To the Shareholders of Sealy Corporation:

        This Notice and the accompanying Information Statement are being furnished to the shareholders of Sealy Corporation, a Delaware corporation (the "Company"), in connection with action taken by the holders of at least a majority of the issued and outstanding voting securities of the Company, approving, by written consent dated    *    , 2009, (1) the amendment of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized common shares of the Company from 200,000,000 to 600,000,000, (2) the adoption of the Second Amended and Restated Equity Plan for Key Employees of Sealy Corporation and Its Subsidiaries which, among other things, increases the number of shares available for issuance under the plan from 15,190,000 to 25,000,000, (3) the proposed rights offering, including the associated backstop commitment, to be made to existing common stockholders pursuant to which rights to purchase convertible notes will be granted to each common stockholder of the Company, (4) in connection with the proposed rights offering, the issuance of greater than one percent of shares of common stock currently outstanding, upon conversion of the convertible notes, to Sealy Holding LLC, an affiliate of the Company and (5) in connection with the proposed rights offering, the issuance of greater than twenty percent of shares of common stock currently outstanding, upon conversion of the convertible notes. The actions to be taken pursuant to the written consent shall be taken on or about    *    , 2009, 20 days after the mailing of this Information Statement.

        WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

        Your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information.

By order of our Board of Directors,
Kenneth L. Walker Senior Vice President, General Counsel & Secretary

Dated:        *        , 2009

i

SEALY CORPORATION

ONE OFFICE PARKWAY
TRINITY, NORTH CAROLINA 27370

INFORMATION STATEMENT

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

ABOUT THIS INFORMATION STATEMENT

General

        This Information Statement is being furnished by Sealy Corporation, a Delaware corporation ("Sealy" or the "Company"), in connection with action taken by the holders of at least a majority of the Company's issued and outstanding voting securities, approving, by written consent dated    *    , 2009, (1) the amendment of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized common shares of the Company from 200,000,000 to 600,000,000, (2) the adoption of the Second Amended and Restated Equity Plan for Key Employees of Sealy Corporation and Its Subsidiaries (the "Plan") which, among other things, increases the number of shares available for issuance under the Plan from 15,190,000 to 25,000,000, (3) the proposed rights offering, including the associated backstop commitment, to be made to existing common stockholders pursuant to which rights to purchase Convertible Notes (as defined below) will be granted to each common stockholder of the Company, (4) in connection with the proposed rights offering, the issuance of greater than one percent of shares of common stock currently outstanding, upon conversion of the Convertible Notes to Sealy Holding LLC, an affiliate of the Company and (5) in connection with the proposed rights offering, the issuance of greater than twenty percent of shares of common stock currently outstanding, upon conversion of the Convertible Notes. This Information Statement is being provided pursuant to the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to holders of the Company's common stock, par value $0.01 per share, entitled to vote or give an authorization or consent in regard to the matters acted upon by written consent.

        This Information Statement is being mailed on or about    *    , 2009 to the Company's shareholders of record as of    *    , 2009 (the "Record Date"). The Company anticipates that the actions contemplated herein will take effect on    *    , 2009 upon its filing with the Secretary of State of the State of Delaware.

        The Company's principal executive offices are located at One Office Parkway, Trinity, North Carolina 27370, and the Company's telephone number is (336) 861-3500.

Reason for the Written Consent

  Summary of the Corporate Actions

        As part of the Company's comprehensive plan to recapitalize its debt structure, the Company intends, among others, to launch a rights offering of Convertible Notes to each existing holder of the Company's common stock. The Company has separately entered into a forward purchase contract (the "Forward Purchase Contract") with Sealy Holding LLC, the Company's majority shareholder and an affiliate of Kohlberg Kravis Roberts & Co. L.P. ("KKR"), pursuant to which Sealy Holding LLC will agree to exercise all of the rights distributed to it in the rights offering and to oversubscribe for any Convertible Notes that are not subscribed for pursuant to the rights distributed to the other stockholders of the Company. On    *    , 2009, the Company's Board of Directors unanimously approved, subject to shareholder approval, the rights offering and the Forward Purchase Contract as well as other necessary actions described above to effect the rights offering and the subsequent issuance of the Convertible Notes and the common shares.

        In addition, in connection with the rights offering, the Compensation Committee of the Board of Directors contemplates granting additional equity-based awards under the Plan to management and other personnel. In anticipation of such grants, on    *    , 2009, the Company's Board of Directors adopted, subject to shareholder approval, the Plan which, among other things, provides for an increased number of shares available for issuance under the Plan.

  Action by Written Consent

        On    *    , 2009, Sealy Holding LLC, which, as of May 1, 2009 beneficially owned, in the aggregate, approximately *% of the Company's common stock, delivered to the Company an executed written consent of shareholders approving the actions contemplated herein (the "Written Consent").

Voting and Vote Required

        The Company is not seeking consent, authorizations or proxies from you. Section 12 of the Company's by-laws provides that any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof. Approval of at least a majority of the outstanding voting power of the shares of common stock present and voting on the matter at a meeting would be required to approve the Amendment.

        As of the Record Date, the Company had    *    shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. On the Record Date, Sealy Holding LLC beneficially owned, in the aggregate,    *    shares, or approximately    *    %, of the Company's common stock. Accordingly, the action by Written Consent executed by Sealy Holding LLC is sufficient to approve the actions contemplated herein and requires no further shareholder action.

Notice Pursuant to Section 12

        Pursuant to Section 12 of its by-laws, the Company is required to provide prompt notice of the taking of a corporate action by written consent to the Company's shareholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 12.

 THE RIGHTS OFFERING AND RELATED MATTERS

Background

        The Company is implementing a comprehensive plan to refinance (the "Refinancing") its existing senior secured credit facilities and replace them with indebtedness that has longer-dated maturities and eliminates quarterly maintenance-based covenants. The Company believes that the plan would significantly strengthen its capital structure by enhancing its liquidity position, funding additional cash to the balance sheet and extending nearer term maturities through 2013 and beyond.

        Pursuant to the Refinancing plan, the Company intends to:

  •
  issue, through Sealy Mattress Company, the Company's wholly-owned subsidiary, $350 million aggregate principal amount of senior secured notes (the "First Lien Notes");

  •
  enter into a new $100 million senior secured asset-based revolving credit facility for Sealy Mattress Company (the "ABL Revolver");

  •
  enter into a Forward Purchase Contract with Sealy Holding LLC, relating to the issuance of approximately $177 million aggregate principal amount of 8% senior secured third lien convertible notes due July 2016 (the "Convertible Notes"), pursuant to which Sealy Holding LLC will agree to exercise all of the rights distributed to it in the rights offering and to oversubscribe for any Convertible Notes that are not subscribed for pursuant to the rights distributed to the other stockholders of the Company;

  •
  launch and consummate a rights offering to each of the existing holders of the Company's common stock to offer $25.00 in principal amount of Convertible Notes for each 13 shares of common stock held by such holder; and

  •
  repay and terminate Sealy Mattress Company's existing senior secured credit facilities.

        On    *    , 2009, the Company's Board of Directors unanimously adopted resolutions approving the Refinancing transactions and the related corporate actions, including the four actions outlined below that would require shareholder approval. On    *    , 2009, Sealy Holding LLC, the Company's majority shareholder and an affiliate of KKR, approved the actions by written consent.

1.     The Rights Offering, the Forward Purchase Contract and the Convertible Notes

Description of the Rights Offering

        The Company will conduct a rights offering pursuant to which rights to subscribe for Convertible Notes will be issued at no charge to all holders of the Company's common stock at the close of business on May 26, 2009, the record date for the rights offering, at a rate of one right per share of common stock held at such time. Each 13 rights will entitle its holder to purchase a Convertible Note at a subscription price of $25.00 and each Convertible Note will initially be convertible into 25 shares of the Company's common stock. The rights offering will commence on May 27, 2009 and will expire on June 25, 2009 at 5:00 p.m., Eastern Daylight Time, unless extended. The rights will be freely transferable by holders for the duration of the rights offering period. Each stockholder will have the right to oversubscribe in the rights offering, subject to the pro ration provisions of the rights offering.

Description of the Forward Purchase Contract

        To support the rights offering, Sealy Holding LLC will provide a forward commitment to purchase its pro rata portion of Convertible Notes in the rights offering and to acquire any Convertible Notes that other shareholders do not purchase. Sealy Holding LLC will post cash to support its obligation under the forward commitment through the delivery to the Company of approximately $177 million of cash on the closing date of the ABL Revolver and issuance of the First Lien Notes.

Description of the Convertible Notes

        The aggregate initial principal amount of the Convertible Notes to be issued will be approximately $177 million. Subject to the Company's right to terminate conversion rights in certain circumstances on or after July 15, 2012, holders of the Convertible Notes may convert their Convertible Notes into shares of the Company's common stock (plus cash in lieu of fractional shares) in multiples of $25.00 initial principal amount of Convertible Notes at any time prior to the close of business on the business day immediately preceding the maturity date. The Convertible Notes will bear interest of 8% per annum, payable in kind, and will be convertible into shares of the Company's common stock at an initial conversion price of $1.00 per share.

2.     Amendment to Certificate of Incorporation

Introduction

        The Company's Amended and Restated Certificate of Incorporation currently authorizes the issuance of 250,000,000 shares, consisting of 200,000,000 shares of common stock, par value $0.01 per share and 50,000,000 shares of preferred stock, par value $0.01 per share. As of the Record Date,    *    shares of common stock were outstanding and no shares of preferred stock were outstanding. The closing price of the Company's common stock on the New York Stock Exchange on    *    , 2009 was $    *    .

Description of the Amendment

        In order to ensure that the Company will have sufficient authorized but unissued shares of common stock for issuance in connection with any conversion of the Convertible Notes, the Company's Board of Directors approved the amendment (the "Amendment") to Article Four of the Company's Amended and Restated Certificate of Incorporation, subject to shareholder approval, to increase the number of shares of common stock authorized for issuance by 400,000,000 to a total of 600,000,000 shares. The number of shares of preferred stock authorized for issuance will remain at 50,000,000. Upon the effective date of the Amendment, the Company will have approximately    *    shares of common stock authorized and available for future issuance. The additional shares of common stock to be authorized for issuance upon the adoption of the Amendment would possess rights identical to the currently authorized common stock. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors. The full text of the Amendment is set forth in Appendix A to this Information Statement.

3.     Issuance of Common Stock to Sealy Holding LLC

Introduction

        Pursuant to the terms of the Forward Purchase Contract, Sealy Holding LLC will exercise all of the subscription rights that are distributed to it in the rights offering, which rights will cover approximately $89.6 million aggregate initial principal amount of the Convertible Notes, and also oversubscribe for all the Convertible Notes that are not subscribed for pursuant to the rights distributed to the other stockholders of the Company.

        The conversion of the Convertible Notes acquired by Sealy Holding LLC, including any Convertible Notes received as payment in kind of interest, would result in an issuance to it of up to    *    shares of the Company's common stock, depending upon the number of rights exercised by stockholders of the Company, compared to    *     shares currently outstanding.

NYSE Stockholder Approval Requirements

        The Company's common stock is listed on the NYSE, and as a result, the Company is subject to the rules of the NYSE. Section 312.03(b) of the NYSE Listed Company Manual requires that a listed company obtain the consent of its stockholders prior to issuing securities to affiliates if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either one percent of the number of shares of common stock or one percent of the voting power outstanding before the issuance. As described above, the number of shares of the Company's common stock issuable upon the exercise of the Convertible Notes acquired by Sealy Holding LLC represents, in the aggregate, in excess of one percent of the outstanding shares of common stock before the issuance and Sealy Holding LLC is an affiliate of the Company.

        Because the Company has obtained the written consent of holders representing a majority of the total number of shares of the outstanding common stock, it has satisfied the NYSE rules under Section 312.03(b) and therefore will be permitted to issue to Sealy Holding LLC, upon conversion of its Convertible Notes, the common stock in excess of one percent of the outstanding shares of common stock before the issuance.

4.     Issuance of Common Stock Equal to or Exceeding 20 Percent of the Common Stock Outstanding Before Conversion of the Convertible Notes

Introduction

        Pursuant to the terms of the proposed rights offering, each of the existing shareholders of the Company will receive rights to purchase $25.00 in principal amount of Convertible Notes for each 13 shares of common stock held by such holder.

        The conversion of the Convertible Notes by the Company's existing shareholders, including any Convertible Notes received as payment in kind of interest, would result in an issuance of up to    *    shares of the Company's common stock, depending upon the number of rights exercised by stockholders of the Company, compared to    *    shares currently outstanding.

NYSE Stockholder Approval Requirements

        The Company's common stock is listed on the NYSE, and as a result, the Company is subject to the rules of the NYSE. Section 312.03(c) of the NYSE Listed Company Manual requires that a listed company obtain the consent of its stockholders prior to issuing securities if (1) the common stock has, or will have upon issuance, voting power equal to or in excess of 20 percent of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock or (2) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20 percent of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock. The number of shares of the Company's common stock issuable upon the exercise of the Convertible Notes will be in excess of 20 percent of the outstanding shares of common stock before the issuance.

        Because the Company has obtained the written consent of holders representing a majority of the total number of shares of the outstanding common stock, it has satisfied the NYSE rules under Section 312.03(c) and therefore will be permitted to issue common shares equal to or exceeding 20 percent of the outstanding shares of common stock before the issuance.

 ADOPTION OF THE PLAN

        On    *     , 2009, the Company's Board of Directors adopted, subject to shareholder approval, the Plan. The Company's Board of Directors believes that grants of awards, including grants made in connection with the rights offering, will be an important element in retaining key employees of the Company who are expected to contribute to the success of the Company. The Company's management will rely on awards under the Plan as an essential part of the compensation packages necessary for the Company to retain experienced officers and employees. The closing price of the Company's common stock on the New York Stock Exchange on    *    , 2009 was $    *    .

Amendments to the Amended and Restated Equity Plan

        The Plan reflects amendments to the Company's Amended and Restated Equity Plan for Key Employees of Sealy Corporation and Its Subsidiaries (the "Prior Plan"), which amendments would, among other things, if adopted, increase the number of shares of our common stock that are authorized to be issued under the Prior Plan from 15,190,000 to 25,000,000.

Summary of the Plan

        The following summary of the Plan is qualified in its entirety by the specific language of the Plan (a copy of which is attached as Appendix B hereto). Capitalized terms used herein but not defined herein shall have the respective meanings ascribed such terms in the Plan.

Introduction

        On    *     , 2009, the Board of Directors of the Company formally adopted the Plan, subject to shareholder approval. The Plan provides for equity-based compensation incentives through the grant of stock options, stock appreciation rights ("SARs"), dividend equivalent rights and other stock-based awards.

Purpose

        The purpose of the Plan is to (a) promote the long term financial interests and growth of the Company and its subsidiaries by attracting and retaining management and other personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company's business, (b) motivate management personnel by means of growth-related incentives to achieve long-range goals, and (c) further the alignment of interests of participants with those of the stockholders of the Company through opportunities for increased stock, or stock-based ownership in the Company. Awards under the Plan are intended to be based upon the recipient's individual performance, level of responsibility and potential to make significant contributions to the Company.

Administration of the Plan

        The Plan will be administered by the Human Resources Committee or any sub-committee thereof (the "Committee") of the Board of Directors of the Company (the "Board of Directors"). The Committee, subject to the express provisions of the Plan and the approval of the Board of Directors if such approval is required, has general authority to administer the Plan and to grant options to purchase shares of common stock, stock appreciation rights ("SARs"), dividend equivalent rights and other stock-based awards. The Committee has the power and authority to construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Each determination, interpretation or other action taken pursuant to the provisions of the Plan by the Committee will be binding and conclusive. In addition, the Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan, subject to the limits of applicable law and such other conditions as the committee may prescribe.

Number of Authorized Shares

        Under the Plan, originally 20,000,000 shares of common stock were reserved for use, subject to adjustment for mergers, consolidations, reorganizations, stock splits, stock dividends, extraordinary distributions and other dilutive changes with respect to the Company's common stock, or any other increase or decrease in the number of shares of the Company's common stock affected in connection with any corporate event. Upon the Company's March 23, 2006 reverse stock split of 0.7595 for 1, the Company has taken the position that only 15,190,000 shares are reserved for grants under the Prior Plan. Based upon the closing sale price of the Company's common stock on May   *  , 2009 of $    *    per share, the aggregate market value of the 15,190,000 shares reserved under the Prior Plan is $    *    . The amendments increase the number of shares of our common stock that are authorized to be issued under the Prior Plan from 15,190,000 to 25,000,000.

Eligibility

        The Committee may, from time to time, make awards of stock options, SARs, dividend equivalent rights, or other stock-based awards under the Plan to such employees, or other persons having a relationship with the Company or any of its subsidiaries. The terms, conditions and limitations of each grant under the Plan shall be set forth in an award agreement (an "Award Agreement"), in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, that such Award Agreement shall contain provisions dealing with the treatment of awards in the event of the termination of employment, death or disability of a Participant, and may also include provisions concerning the treatment of awards in the event of a Change in Control of the Company (as defined below).

Awards under the Plan

        Options.    The Committee may grant options that are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or "nonstatutory stock options". The Committee shall determine the exercise price for each option at the time of grant; provided, however, that an option must have an exercise price that is at least equal to the fair market value of a share of common stock on the date the option is granted. Payment for shares upon exercise of options may be made either in cash or in shares of common stock of the Company, or a combination of both, in accordance with the terms of the Plan, the Award Agreement and any applicable guidelines of the Committee in effect at the time.

        Stock Appreciation Rights.    The Committee may grant SARs independent of, in tandem with or in addition to the granting of stock options. Generally, each SAR entitles the holder to receive an amount, upon exercise, equal to the excess of (i) the aggregate fair market value, as of the date such right is exercised, of the common stock underlying such right or portion thereof, over (ii) the aggregate exercise price of such right, relating to such common stock. Such amount may be paid in cash or be satisfied with shares, at the Committee's discretion. In no event shall a SAR's exercise price be less than the fair market value on the date of grant of the SAR.

        Dividend Equivalent Rights.    The Committee may grant dividend equivalent rights either alone or in connection with the grant of an award under the Plan. A dividend equivalent right means the right to receive a payment in respect of one share of common stock equal to the amount of any dividend paid in respect of one share of common stock held by a shareholder in the company. Each dividend equivalent right is subject to such terms as the Committee may determine.

        Other Stock-Based Awards.    The Committee, in its sole discretion, may grant or sell awards of shares of common stock, awards of restricted shares of common stock and awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, shares of common stock. Such other stock-based awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more shares of common stock (or the equivalent cash value of such shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.

        During any period when Section 162(m) of the Code, is applicable to the Company and the Plan, certain other stock-based awards may be granted in a manner which is intended to be deductible by us under Section 162(m) of the Code, which awards we refer to as performance-based awards. Such performance-based awards will be determined based on the attainment of written objective performance goals approved by the Committee for a performance period established by the Committee. The Committee will establish the performance goals applicable to a performance period (1) while the outcome for that performance period is substantially uncertain and (2) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals, which must be objective, will be based upon one or more of the following criteria: (1) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (2) net income; (3) operating income; (4) earnings per share; (5) book value per share; (6) return on shareholders' equity; (7) expense management; (8) return on investment; (9) improvements in capital structure; (10) profitability of an identifiable business unit or product; (11) maintenance or improvement of profit margins; (12) stock price; (13) market share; (14) revenue or sales; (15) costs; (16) cash flow; (17) working capital; (18) return on assets; (19) total shareholder return; (20) enterprise value; (21) total business return; (22) return on invested capital; and (23) return on investment. The maximum amount of a performance-based award during a calendar year to any participant will be: (x) with respect to performance-based awards that are denominated in shares, 5,000,000 shares and (y) with respect to performance-based awards that are not denominated in shares, $10,000,000.

        No award may be granted under the Plan after the tenth anniversary of the effective date of the Plan.

Change in Control

        Under the Plan, a "Change in Control" means: (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to an Unaffiliated Person; (ii) a sale resulting in more than 50% of the voting stock of the Company being held by an Unaffiliated Person; or (iii) a merger, consolidation, recapitalization or reorganization of the Company with or into another Unaffiliated Person; if and only if any such event listed in clauses (i) through (iii) above results in the inability of KKR, Sealy Holding LLC or any member or members of Sealy Holding LLC, to designate or elect a majority of the Board of Directors (or the board of directors of the resulting entity or its parent company). For purposes of this definition, the term "Unaffiliated Person" means any person or group (as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act) who is not (x) KKR, Sealy Holding LLC or any member of Sealy Holding LLC, (y) an affiliate of KKR, Sealy Holding LLC or any member of Sealy Holding LLC, or (z) an entity in which KKR, Sealy Holding LLC, or any member of Sealy Holding LLC holds, directly or indirectly, a majority of the economic interests in such entity.

Amendments and Termination

        The Board of Directors may amend, suspend or terminate the Plan, except that no such action, other than certain specified actions under the Plan, may be taken which would, without stockholder approval, increase the aggregate number of shares of common stock available for awards under the Plan, decrease the price of outstanding awards, change the requirements relating to the Committee, extend the term of the Plan or be materially adverse to all participants with respect to any outstanding awards.

Tax Withholding and Tax Offset Payments

        The Company shall have the right to deduct from any cash payment made under the Plan any minimum federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver shares of common stock or cash under any award where such delivery is a taxable event to the participant that the participant shall pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such minimum withholding taxes.

Tax Consequences

        The following discussion of the United States federal income tax consequences relating to the Plan is based on present United States federal tax laws and regulations and does not purport to be a complete description of the United States federal income tax laws. Participants may also be subject to certain United States state and local taxes and non-United States taxes, which are not described below.

        When a nonqualified stock option is granted at no less than the fair market value of the underlying share on the date the option is granted, there are no income tax consequences for the option holder or the Company. When a nonqualified stock option is exercised, in general, the option holder recognizes compensation equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company is entitled to a deduction equal to the compensation recognized by the option holder, subject to certain limitations under Section 162(m) of the Code, if applicable. Upon a subsequent sale of the shares, the option holder will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option is exercised).

        When an incentive stock option is granted, there are no income tax consequences for the option holder or the Company. When an incentive stock option is exercised, the option holder does not recognize income and the Company does not receive a deduction. The option holder, however, must treat the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the option holder disposes of shares after the option holder has held the shares for at least two years after the incentive stock option was granted and one year after the incentive stock option was exercised, the amount the option holder receives upon the disposition over the exercise price is treated as long-term capital gain to the option holder. In such case, the Company is not entitled to a deduction. However, if the option holder makes a "disqualifying disposition" of the shares by disposing of the shares before such shares have been held for the holding periods described above, the option holder generally recognizes compensation equal to the excess, if any, of (1) the fair market value of the shares on the date the incentive stock option was exercised, or, if less, the amount received on the disposition, over (2) the exercise price. The balance of the gain realized by the option holder, if any, will be long term or short term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised. In such case, the Company is entitled to a deduction equal to the compensation recognized by the option holder.

        When a SAR is granted, there are no income tax consequences for the participant or the Company. When a SAR is exercised, in general, the participant recognizes compensation equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company is entitled to a deduction equal to the amount of the compensation income recognized by the participant, subject to the limits of Section 162(m) of the Code, if applicable.

        When restricted stock is granted, there are no income tax consequences for the participant or the Company. The participant will generally recognize compensation at the first time such restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares of stock on the date these restrictions lapse. However, pursuant Section 83(b) of the Code, a participant may elect to recognize compensation when he or she receives an award of restricted stock based on the excess of the fair market value of the shares of stock subject to the award on the date of grant and the amount, if any, paid for such shares. Such election must be made by the participant filing an appropriate form with the Internal Revenue Service within thirty (30) days of the date the stock is granted. Upon a subsequent disposition of the shares, any amount received in excess of the participant's basis in those shares (i.e., generally, the fair market value of the shares on the date the restricted stock vests, or the award date if a Section 83(b) election was made) will be treated as long or short-term capital gain or loss, depending on whether the shares were held for more than one year. The Company is entitled to a deduction in the same year equal to the amount of the compensation income recognized by the participant, subject to the limits of Section 162(m) of the Code, if applicable.

        When a restricted stock unit is granted, there are no income tax consequences for the participant or the Company. The participant will recognize compensation when the restricted stock units are generally settled in shares of stock, and become transferable or not subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares of stock on the date these restrictions lapse. The Company is entitled to a deduction in the same year equal to the amount of the compensation recognized by the participant, subject to the limits of Section 162(m) of the Code, if applicable.

        The Plan is not qualified under Section 401(a) of the Code.

        Under the Plan, upon the occurrence of a Change in Control, (i) if determined by the Committee in the applicable Award Agreement or otherwise at the time of the Change in Control, any outstanding awards then held by participants which are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change of Control and (ii) the Committee may, subject to compliance with applicable law, but shall not be obligated to, (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an award, (B) cancel such awards for fair value (as determined in the sole discretion of the Committee) which in the case of stock option or SARs, may equal the excess, if any, of the value of the consideration to be paid in the change in control transaction to holders of the same number of shares of common stock subject to such option or SAR (or, if no consideration is paid in any such transaction, the fair market value of the shares subject to such option or SAR) over the aggregate exercise price of such options or SARs, (C) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted hereunder as determined by the Committee in its sole discretion, or (D) provide that for a period of at least ten (10) business days prior to the Change in Control, awards shall be exercisable as to all shares subject thereto and that upon the occurrence of the Change in Control, such awards shall terminate and be of no further force and effect.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Summary of Key Areas for Fiscal 2008

        Fiscal 2008 presented a number of challenges to Sealy's senior management team. The economic downturn resulted in an unanticipated drop in demand that put pressure on revenues and operating profits. Sealy's management and Board responded to this changing environment in a number of ways, including through the design and operation of executive officer compensation programs. Some examples of this response include:

  •
  A new feature in the annual bonus program for fiscal 2008 was that no bonuses would be payable unless EBITDA results (as defined in the plan, and at the relevant business unit level for each participant) exceeded the fiscal 2007 level. As a result no bonuses for 2008 were paid under this bonus program.

  •
  In July 2008, when it became clear that the 2008 bonus program would not fund due to financial performance results, the Compensation Committee implemented a new and more limited bonus program based on results for the second-half of the year. Because second-half financial results did not meet the required funding threshold of $82.8 million in second-half corporate EBITDA, no bonus funding occurred and no bonuses were paid under either the 2008 bonus program or the more limited bonus program based on second-half performance.

  •
  Stock options were granted to officers and other members of management in March of 2008. This was the first broad-based grant of stock options since the company's IPO in 2006. The options included both time-based vesting and performance-based vesting, with the performance-based options requiring annual EBITDA targets to be achieved in order for participants to able to exercise the options. The fiscal year 2008 EBITDA targets for the March 2008 stock option grants were not met in fiscal year 2008, so that portion of the March stock option grants did not vest in 2008.

  •
  The Company's former Chairman and Chief Executive Officer, David McIlquham, left the Company in March of 2008. Mr. McIlquham and the Company agreed that, under Mr. McIlquham's employment agreement, his departure was either a resignation for good reason or a termination without cause and as such he is entitled to, and is currently receiving, severance benefits under his employment agreement. Paul Norris, an independent member of the Board of Directors, was elected as non-executive Chairman of the Board and Larry Rogers, formerly President of North America, was named Chief Executive Officer on an interim basis.

  •
  Even though the Compensation Committee, as a result of its annual succession plan reviews of all senior management positions, was well aware of Mr. Rogers' skills and ability, the Committee decided to work with an executive recruiting firm to investigate the possibility of external candidates. After a thorough search, Mr. Rogers was appointed President and Chief Executive Officer in July 2008 and entered into an amended employment agreement with the Company at that time. In connection with that amended employment agreement, Mr. Rogers' salary and target bonus opportunities were increased and he was granted stock options and restricted shares.

  •
  In November 2008, the Compensation Committee approved a new long-term incentive program to replace the Company's prior long-term incentive program. The new program consists of grants of stock options and performance-contingent restricted share units. The stock option grants under this program were made to 127 Sealy employees in November 2008, including the Named Executive Officers (defined under "Executive Compensation and Supporting Information—Summary Compensation Table" below) who were employed by the Company at that time. Before any restricted share unit grants could be made, the Company needed to amend its employee stock option plan to be an employee equity plan. That was completed in December 2008. The grants of performance-contingent restricted share units were made to 13 Sealy senior executives in February 2009, including to the Named Executive Officers who were employed by the Company at that time. It is anticipated that these stock option and restricted share unit grants will provide participants with their total long-term incentive opportunity for the period covered by fiscal years 2009 through 2011, although the Committee may determine to make additional grants as it deems appropriate.

Objectives of the Executive Compensation Program

        The compensation of the Company's executive officers is currently determined by the Compensation Committee of the Board. Sealy and its subsidiaries seek to attract and retain highly qualified and talented professionals. The marketplace in which Sealy competes for executive talent is highly competitive. Further, our compensation policies, while designed to secure the services of appropriate professionals, must also support our vision of creating a dynamic company and delivering superior value and growth.

        In light of these objectives, the Compensation Committee determines executive compensation consistent with a philosophy of compensating executive officers based on their responsibilities, the Company's financial performance as measured against established goals, and individual officer contributions and achievements.

        The primary elements of the Company's executive compensation program are:

  (i)
  base salaries,

  (ii)
  variable annual cash compensation earned through the Sealy Corporation Bonus Plan (the "Bonus Plan"),

  (iii)
  long-term equity compensation through our previous 1998 Stock Option Plan and our current 2004 Stock Option Plan.

        Officer salaries are targeted at the median of competitive market practices, with bonus opportunities structured so that the combined level of salary and bonus received (annual cash compensation) varies with market compensation levels based on the level of performance achievement. If target bonuses are paid, annual cash compensation is expected to approximate the market median. If performance achievements result in earned bonuses at above-target levels, annual cash compensation can be in the market's upper quartile. Salaries and target bonus opportunities for officers also reflect internal equity considerations as well as external market references.

        Sealy was a privately held company until April 2006. As a private equity portfolio company, Sealy provided its management team, including the Named Executive Officers who were with the company prior to July 2005, with an opportunity to earn a significant amount of compensation based on an allocation of potential equity ownership in the Company through stock options. Significant stock options were granted at the time of the Company's recapitalization in 2004, with additional stock options granted in conjunction with the Initial Public Offering in 2006. Other executives and key employees, including Mr. Rogers, Mr. Ackerman and Mr. Dobbs, who are Named Executive Officers, received grants upon being hired by the Company or at the time of promotions.

        In March 2008, the Committee made additional stock option grants to 138 employees including the Named Executive Officers. These grants were intended to improve the motivation and retention value of our long-term incentives and provide competitive equity opportunities relative to our industry segment and general industry as a whole. In November 2008, the Committee established a new long-term incentive program consisting of stock option grants and performance-based restricted stock grants. This required amendment of our 2004 Stock Option Plan authorizing the grants of restricted stock awards, and this amendment was adopted by the Board of Directors in October 2008 and then approved by a written action of a majority of our shareholders on November 6, 2008. The amended plan, known as the Amended and Restated Equity Plan for Key Employees of Sealy Corporation and its Subsidiaries, became effective in December 2008 after notice to all of our shareholders.

        The Company's philosophy is that executive officers should participate in retirement and benefit programs as made available to all salaried employees, but that supplemental executive benefits and perquisites will be minimal if offered at all.

        The Compensation Committee has overall responsibility for establishing, implementing, and monitoring the executive compensation program for the Company's executive officers. To aid the Compensation Committee in setting compensation, each member of our senior executive management team, in turn, participates in an annual performance review with the CEO and provides input about his or her contributions to our success for the relevant period. Our Chief Executive Officer ("CEO") provides recommendations annually to the Compensation Committee regarding the compensation for all executive officers other than himself. The Compensation Committee also reviews the performance of each senior executive officer annually. The CEO participates in such annual performance review with the Compensation Committee.

        Since 2007, the Compensation Committee has retained the services of an independent compensation consultant, Watson Wyatt Worldwide ("Watson Wyatt"), to assist it in the evaluation of key elements of our executive officer compensation programs. During 2007, Watson Wyatt prepared a report for the Committee on market practices that included competitive references for total direct compensation and each element (salary, bonus and annualized long-term incentive values) for each Sealy executive position. The consultant also provided advice to the Compensation Committee with respect to competitive practices and the amounts and nature of compensation paid to executive officers. During 2008, Watson Wyatt provided the Compensation Committee with updated market information relating to the Chief Executive Officer and Chief Financial Officer positions and also relating to long-term incentive opportunities for all program participants, including the Named Executive Officers.

Compensation Benchmarking and Peer Group

        As discussed above, through the information and analysis provided by the compensation consultant, the Compensation Committee compared base salary and target bonus opportunities for each Sealy officer to our market sector and industry in general. This approach ensures that our compensation remains competitive in our market and relative to our industry peers.

        For the market analysis done in 2007, the Compensation Committee members compared compensation practices to those of a group of peer companies, which were determined after a review of potential candidates identified by the consultant. At the time of the selection, the potential companies all had revenues between $600 million and $3 billion and equity market values between $500 million and $2.5 billion. Sealy's revenues, total assets and employee count were all between the 40th and 60th percentile of the selected peer companies. At the time of the selection, Sealy's EBITDA, operating margin and equity market value approximated or exceeded the 75th percentile of the selected peer companies.

        The peer group consisted of 14 companies, all but one of which were classified as Household Durables industry companies by Standard & Poors. Select Comfort Corporation, classified by S&P as a Specialty Retail industry company, was added to the peer group as it is considered to be a direct competitor to Sealy. The other peer group companies were American Greetings, Blyth, Blount International, Ethan Allen Interiors, Furniture Brands International, Interface, Jarden, La-Z-Boy, Simmons Company, Snap-On, Tempur-Pedic International, Tupperware Brands and Yankee Candle. These same companies were used to update the market information for the Chief Executive Officer and the Chief Financial Officer positions during 2008, although Yankee Candle's data were not included as the company had been acquired since the time of the initial study.

        In addition to the peer group compensation information, the consultant's report also provided the Compensation Committee with market pay references derived from recognized executive compensation surveys. The consultant developed market references for each executive officer position in order to gauge the pay of other officers holding similar positions at comparable organizations. For fiscal year 2007, the survey data was derived from executive pay reports published by Watson Wyatt and Mercer. The references reflected data from manufacturing companies or general industry samples with revenues similar to Sealy ($1.7 billion). The specific companies included in these surveys are not identified to the Compensation Committee. For the 2008 update on market long-term incentive values, these same two surveys were used although with updated data.

Elements of the Executive Compensation Program

  Base Salary

        The Company's philosophy is to target base salaries at a market median level. Because relevant market data may not be available for every position, each salaried position including those held by the Named Executive Officers is assigned to a pay grade in the Company's internal salary structure. The midpoint of each grade is intended to approximate the market median, and grade assignments reflect both available market data as well as internal comparisons to positions with similar levels of responsibility. Grade assignments for officer positions are developed by Sealy management and approved by the Compensation Committee. Actual salaries paid to officers are determined by the Compensation Committee with reference to the experience of the officers, the Company's past practice, current market practice and the officers' individual performance.

        On March 11, 2008 when Mr. Rogers was made Interim Chief Executive Officer, our Compensation Committee increased his salary from $365,000 to $465,000 to compensate him for his increased responsibilities as Interim Chief Executive Officer. The Compensation Committee also agreed to shorten the notice period that Mr. Rogers is required to give for retirement to ninety days, as long as such notice is given at least ninety days after a new Chief Executive Officer is in place. No other adjustments were made to his bonus, benefits, or long term compensation. When Mr. Rogers was appointed President and Chief Executive Officer in July 2008 his annual salary was established at $700,000. While under the Company's compensation policy a promotional salary increase from one salary grade to the next normally results in a base salary increase of between 7% and 15%, promotions of more than one salary grade and promotions at the Chief Executive level often involve base salary increases greater than 20%. As previously noted, even though the Compensation Committee, as a result of its annual succession plan reviews of all senior management positions, was well aware of Mr. Roger's skills and ability, the Committee did work with an executive recruiting firm to investigate the possibility of external candidates. As part of that process, the Compensation Committee obtained information from the executive recruiting firm about the amounts and types of compensation that would be necessary to attract a strong Chief Executive Officer to our Company. The Compensation Committee's independent compensation consultant, Watson Wyatt, also provided updated information on the compensation levels of Chief Executive Officers at the Company's compensation peer group, including information on compensation given to recently hired Chief Executive Officers for companies in that peer group. The salary awarded Mr. Rogers was comparable to the peer median salary, the information obtained in the search process, as well as to the salary for Mr. McIlquham at the time of his resignation.

        After reviewing updated peer group information from Watson Wyatt on compensation for Chief Financial Officers, the Committee increased Mr. Ackerman's salary from $320,000 to $365,000, effective as of June 1, 2008. This salary level is comparable to median salaries for Chief Financial Officers at peer group companies.

        In light of economic conditions, management recommended, and the Compensation Committee approved, no salary increase in 2008 for the other Named Executive Officers.

  Variable Annual Cash Compensation

  Bonus Plan

        Our Bonus Plan is a cash-based based short-term performance incentive program. The Compensation Committee, with input from the executive officers, establishes minimum, target and maximum goals for the Bonus Plan based on the financial performance measures selected for that year. For fiscal year 2008 Management EBITDA and Net Cash Flow were established as the corporate level goals for determining payments under the Bonus Plan. Adjusted EBITDA is defined as net income plus interest, taxes, depreciation and amortization further adjusted to exclude unusual items and other adjustments permitted in calculating covenant compliance under our current credit agreement. Goals typically correspond with projections contained in our annual budget, which is approved by the Board of Directors at the beginning of the fiscal year. For certain corporate executives, goals are established only at the corporate level. For executives who manage business units or certain functions, goals are established both at the corporate level and at the business unit or functional level.

        Target annual bonuses, expressed as a percentage of base salary, have been established by the Compensation Committee for each Named Executive Officer based on consideration of job responsibilities and review of external market references. Effective June 1, 2008, the Compensation Committee increased the target bonus for Mr. Ackerman to 55%. Upon his appointment as CEO in July, 2008 the Committee increased the target bonus for Mr. Rogers to 100%. The Compensation Committee made these changes to more closely align the officers' target bonuses with the medians from the market references as reported by the consultant. The target annual bonus amounts for Messrs. Hofmann, Dobbs, Walker and Claypool in 2008 were 35% of base salary. The target annual bonus amount for Mr. McIlquham in 2008 was 70% of base salary. If the Minimum, Target or Maximum bonus performance were achieved then the Named Executive Officers would receive a bonus in an amount equal to following percentages of their annual base salary:

  Fiscal Year 2008 Bonus Performance Potential Payout as a Percentage of Base Salary

	Minimum Performance	Target Performance	Maximum Performance
Mr. Rogers	0%	100%	200%
Mr. Ackerman	0%	55%	110%
Mr. Hofmann	0%	35%	70%
Mr. Dobbs	0%	35%	70%
Mr. Walker	0%	35%	70%
Mr. McIlquham	0%	70%	140%
Mr. Claypool	0%	35%	70%

        For corporate level goals in fiscal year 2008, the actual annual bonus is determined by the attainment of each year's pre-established goals, with 70% of the award based upon the attainment of the EBITDA goal and 30% of the 2008 award based upon attainment of the Net Cash Flow goal. The target annual bonus for Named Executive Officers who manage business units or certain functions is weighted 30% for corporate and 70% for business unit/function goals. For fiscal year 2008 any payment under the Bonus Plan must be funded out of the business unit's EBITDA increase over that business unit's 2007 EBITDA. There is no guaranteed minimum bonus under the Bonus Plan, and a Bonus Plan participant must be employed at the end of the fiscal year for which a bonus is payable in order to be eligible to receive a bonus for such fiscal year. Bonuses are paid in a lump sum upon the Compensation Committee's certification of performance results following the end of the applicable fiscal year. The fiscal year 2008 Bonus Plan corporate and business unit performance goals and actual results as applicable to our Named Executive Officers were as follows:

  2008 Bonus Plan Achievement for Mr. Rogers, Mr. Ackerman and Mr. Walker

	Minimum	Target	Maximum	Weighting	Results Achieved	Achieved Bonus
	(All $ in millions, except Achieved Bonus)
Corporate Adjusted EBITDA	$226.0	$258.0	$265.0	70%	$166.9	$0
Corporate Net Cash Flow	$179.8	$205.3	$210.9	30%	$153.6	$0

  2008 Bonus Plan Achievement for Mr. Hofmann

	Minimum	Target	Maximum	Weighting	Results Achieved	Achieved Bonus
Corporate Adjusted EBITDA	$226.0	$258.0	$265.0	21%	$166.9	$0
Corporate Net Cash Flow	$179.8	$205.3	$210.9	9%	$153.6	$0
North America EBITDA	$230.2	$262.8	$269.9	28%	$168.0	$0
North America Operations(1)	0%	100%	200%	28%	85%	$0
North America Sales	$1,655.0	$1,724.0	$1,792.9	14%	$1,417.2	$0

  2008 Bonus Plan Achievement for Mr. Dobbs

	Minimum	Target	Maximum	Weighting	Results Achieved	Achieved Bonus
Corporate Adjusted EBITDA	$226.0	$258.0	$265.0	21%	$166.9	$0
Corporate Net Cash Flow	$179.8	$205.3	$210.9	9%	$153.6	$0
Domestic Bedding EBITDA	$155.4	$177.5	$182.3	28%	$132.6	$0
Domestic Bedding Sales	$1,351.7	$1,408.0	$1,464.3	14%	$1,145.0	$0
Domestic Bedding Operations(2)	0%	100%	200%	14%	96%	$0
Corporate Operating Fixed Expense(3)	$177.1	$165.5	$153.9	14%	$148.3	$0

(1)
The performance of the Company's North American manufacturing plants ("NA Operations") is determined by measuring actual achievement against several established measurements with various assigned weightings. Different measurements are used for bedding, components and latex as well as for bedding plants in Canada, Mexico and Puerto Rico. Measurements include labor cost per unit produced, scrap percentage to standard material cost, distribution cost per unit sold, fixed manufacturing spend, inventory days on hand, cost of quality per unit and a safety metric. Individual goals are set for each plant. The overall achievement for NA Operations is calculated as a percentage of Target and is a weighted average of the individual manufacturing plants percentage achievement for the Company's U.S. bedding plants, components plants, latex plant and Canadian, Mexican and Puerto Rican bedding plants.

(2)
The performance of the Company's Domestic Bedding manufacturing plants ("Domestic Bedding Operations") is determined by measuring actual achievement against several established measurements with various assigned weightings. Different measurements are used for bedding, components and latex plants. Measurements include labor cost per unit produced, scrap percentage to standard material cost, distribution cost per unit sold, fixed manufacturing spend, inventory days on hand, cost of quality per unit and a safety metric. Individual goals are set for each plant. The overall achievement for Domestic Bedding Operations is calculated as a percentage of Target and is a weighted average of the individual manufacturing plants percentage achievement for the Company's U.S. bedding plants, components plants and latex plants.

(3)
Corporate Operating Fixed Expense is defined as the sum of the costs for National Accounts, Field Sales, Research Technology & Innovation, Marketing, Corporate Manufacturing, Executive, Information Technology, Administration, Human Resources and Legal and also includes Product Launch Costs but excludes National Advertising & Depreciation.

        Because the minimum goals relating to the corporate performance metrics were not achieved during fiscal year 2008 and no business unit's fiscal 2008 EBITDA exceeded its 2007 EBITDA, no payments were generated to Named Executive Officers under the Bonus Plan pursuant to results in these areas.

        In July 2008, recognizing that business conditions had deteriorated since the bonus goals and targets had been established for the fiscal year and to ensure focus on the execution of business objectives, the Compensation Committee approved a bonus plan for the second half of the year. The second half plan eliminated all business unit goals and was weighted 100% on attainment of Corporate Adjusted EBITDA. The fiscal year 2008 second half performance goals and actual results for our Named Executive Officers were as follows:

	Minimum	Target	Maximum	Weighting	Results Achieved	Achieved Bonus
Corporate Adjusted EBITDA	$82.8	$86.0	$112.6	100%	$67.9	$0

        Because the minimum EBITDA goal was not achieved for the second half of the fiscal year 2008, no payments were generated to the Named Executive Officers under this second half bonus plan.

  Chairman's Awards

        The Company's Chairman's Award program is a broad-based recognition program involving cash awards that is intended to recognize employees whose efforts significantly exceed the normal requirements of their position. During 2008, Mr. McIlquham recommended and the Compensation Committee approved recognition awards in the amounts of $7,000 for Mr. Rogers and $17,500 for Mr. Ackerman. Mr. Rogers' award was in recognition of his leadership role in reorganizing the Company's sales force. Mr. Ackerman received his award for leading the Company's Sarbanes-Oxley compliance efforts and reducing the time required to complete the fiscal year-end closing process.

  2009 Bonus Structure

        For fiscal year 2009 the Company's Compensation Committee has determined that the bonuses under our Bonus Plan for all of the Company's Executive Officers will be based on Total Company performance in four areas. Those four areas, with the portion of the bonus tied to each area indicated in parentheses, are as follows: Total Company Adjusted EBITDA (70%); Revenue (10%); Gross Profit Dollars (10%) and SG&A as a percentage of sales (10%). No bonus will be paid under the plan for fiscal year 2009 if the Total Company Adjusted EBITDA for fiscal year 2009 is less than $145 million or if the Company is not in compliance with its current credit agreements during fiscal year 2009. The portion of the bonus achieved in each of the measurement areas ranges from 0% at the minimum, 100% at target and 200% at maximum (except in the case of EBITDA where 50% is achieved at minimum). For the Named Executive Officers, remaining with the Company, their fiscal year 2009 bonuses will be based on the following four performance measurements:

  2009 Bonus Plan Measures

	Minimum	Target	Maximum	Weighting
	(All $ in millions)
Total Company Adjusted EBITDA	$145	$154	$170	70%
Revenue	$1,149	$1,277	$1,405	10%
Gross Profit Dollars	$467	$519	$571	10%
SG&A as a percentage of sales	33.9%	32.4%	30.9%	10%

Long-term Equity Compensation

        Prior to 2008, the Company's historical equity grant allocations had been based on events such as the 2004 recapitalization transaction and the 2006 initial public offering and were not considered as part of the annual compensation process. Since its IPO in 2006, the only equity grants made had been for new hires or in recognition of promotions. As a result, many of our executives by early 2009 would be unvested in only a few their in-the-money options and would be free to sell the shares received under our option plan. In 2008, the Compensation Committee decided to make a broad-based equity allocation to 138 employees including the Named Executive Officers. In making this grant, the Committee wanted to ensure that total direct compensation (salary, bonus opportunity and long-term incentive opportunity) for the officers and other participants was consistent with competitive market practice based on the information supplied by the Committee's compensation consultant. The Committee also granted these options to help align the interests of our shareholders and our management as well as to provide an incentive to retain our key employees.

        Under Sealy's stock option grant agreements since April 2004, upon a change in control at Sealy all unvested time-based stock options will fully vest and unvested performance-based options will fully vest if certain Sealy performance targets have been achieved by Sealy or a certain predetermined level of return has been achieved by KKR, Sealy's major shareholder. Those option agreements define a change of control of Sealy as (i) a sale resulting in more than 50% of the voting stock of the Sealy being held by a person or group that does not include KKR or its affiliates; (ii) the sale of all or substantially all of the assets of Sealy to an entity unrelated to KKR ("Unaffiliated Entity"); or (iii) a merger, consolidation, recapitalization or reorganization of Sealy with or into an Unaffiliated Entity; in each case if and only if as the result of any of the foregoing events KKR loses the ability without the approval of the Unaffiliated Entity, to elect a majority of the Board (or the board of directors of the resulting entity or its parent company). The single trigger for option vesting upon a change in control has been an element of Sealy's employee stock option agreements for many years. The Company is currently a controlled company, and has been a controlled company for many years and the trigger is consistent with the trigger for payments included in the stock option plans of many other controlled companies, including companies controlled by KKR. We believe that reasonable change in control benefits are appropriate to protect an employee against some circumstances over which he or she does not have control and as consideration for the promises of non-competition, non-solicitation and non-interference that we require in our employment agreements. Furthermore, we believe change in control severance payments align employee and shareholder interests by enabling employees to evaluate a transaction in the best interest of our shareholders and our constituents without undue concern over whether the transaction may jeopardize the employee's own employment.

        Consistent with previous equity grants made by the Company, the stock option grants made in March 2008 consisted of both "time options" and "performance options." The "time options" vest and become exercisable ratably on a monthly basis over the 36-month period from the date of grant. Each portion of the "performance options" vests and become exercisable only if both the annual management EBITDA target applicable to that portion is achieved in the appropriate year and a participant remains a Sealy employee through the end of fiscal year 2010. The annual management EBITDA performance targets for these performance options are: $223 million in 2008; $245 million in 2009; and $270 million in 2010. Our management EBITDA for 2008 was $ 166.9 million and therefore none of these performance options were earned in fiscal 2008. If an annual target is not achieved in the appropriate year those options can only become vested if a subsequent year's target is achieved in the appropriate year under this grant. If the applicable EBITDA target is not achieved by the end of fiscal year 2010 or a participant terminates employment before then, the applicable portion of the March 2008 options will be forfeited. The March 2008 stock option grants expire seven years after the grant date.

        The number of options granted to each participant was determined by the Committee following a review of each participant's previous grant allocations and outstanding equity awards. The option award schedule was also developed based on a review of market grant values developed by the consultant as part of its analysis during fiscal 2007. The Committee also considered the dilutive impact of the aggregate grants when determining both participants and the size of grants. Guideline grant values for Sealy program participants generally were established at the market median, based on the information supplied by the Committee's compensation consultant, and converted into a number of options assuming a per option fair value of $5.00 (33 percent of an estimated $15.00 stock price).

        By the time the option grant was approved by the Committee in March 2008, Sealy's stock price was $8.95. However, the Committee determined that the lower share price and an option fair value in the range of $2.93 to $2.96 (instead of the $5.00 estimated value used in developing the option award schedule) should not result in increased awards, and as a result the fair value of the option grants on March 3, 2008 were below the guideline grant values.

        At the time of Mr. Rogers' appointment as President and Chief Executive Officer in July 2008, the Compensation Committee approved a grant of 300,000 stock options with an exercise price of $6.85. These options vest and become exercisable in annual installments over the first four anniversaries of grant and expire seven years after grant. The Committee also approved a grant of restricted stock with a grant date value of $2 million (291,971 shares), with two-thirds of the shares vesting on the second anniversary of grant and the remaining third vesting on the third anniversary of grant. Mr. Rogers will receive all dividends paid on the unvested restricted stock. As part of its efforts in seeking a replacement for the Company's former Chief Executive Officer, the Compensation Committee worked with an executive recruiting firm and obtained information concerning the amounts and types of compensation, including equity based compensation that would be necessary to attract a strong Chief Executive Officer to our Company. The Compensation Committee's independent compensation consultant, Watson Wyatt, also provided updated information on the compensation levels of Chief Executive Officers at the Company's compensation peer group, including information on compensation given to recently hired Chief Executive Officers for companies in that peer group. The use of options and restricted stock and the size of these grants eventually given to Mr. Rogers were consistent with what the Compensation Committee had learned from its work on this executive search and are also consistent with the information received from Watson Wyatt on peer group compensation. The Compensation Committee believes the equity based grants that it made to Mr. Rogers, including a substantial portion granted in restricted stock, are in the best interests of our shareholders because they create a strong alignment between Mr. Rogers' interests and the interest of Sealy's shareholders.

        During the latter part of fiscal 2008, the Compensation Committee requested that Sealy management develop a proposal for a new long-term incentive program. Following a series of meetings and discussions primarily involving the Compensation Committee Chairman, the Committee's consultant from Watson Wyatt and senior Sealy officers including the President and Chief Executive Officer, Chief Financial Officer, and Senior Vice President & General Counsel, a proposed new program concept was approved by the Compensation Committee in November 2008.

        The new program concept was for a grant of time-based stock options with a single grant expected to provide participants with their total long-term incentive opportunity for fiscal years 2009 through 2011, although the Committee may determine to make additional grants as it deems appropriate. The options granted will vest in equal installments over the first three anniversaries of grant and will expire seven years after grant. A smaller number of senior executives would also be granted performance-contingent share units which will require that participants remain employed with Sealy through fiscal year 2011 and that a performance goal be satisfied in order for such shares to vest, except in cases of death, permanent disability, qualified retirement, or a change in control. Currently, there is no plan to grant performance-based options.

        The time-based stock option grants under the new program to 127 Sealy employees including the Named Executive Officers were approved by the Compensation Committee on November 23, 2008 and have an exercise price of $2.18. On November 26, 2008, a grant of time-based stock options with an exercise price of $2.85 was made to one individual, who is not an executive officer, to add to his November 23, 2008 stock option grant. Because the grants were approved during fiscal 2008, they are reported in the Grant of Plan-based Awards Table on page 30 even though they are intended to represent compensation opportunity for fiscal years 2009 through 2011. The Committee believes that these time-based stock option grants are an employee retention vehicle for the Company's managers and also help align the interests of management and shareholders in creating shareholder value.

        Since the grant of performance-contingent shares required shareholder approval of an amendment to the 2004 Stock Option Plan authorizing this type of awards and because the Compensation Committee wanted to establish performance goals for such grants after fiscal 2008 financial results were finalized, the Committee decided to make these new program awards in early 2009 rather than at the same time the stock options were granted. In February 2009, grants of performance-contingent restricted share units were granted to 13 Sealy senior executives who had received stock option grants in November 2008, including each the Named Executive Officers who was employed by the Company at that time. If during any one of our fiscal years 2009, 2010 or 2011 Sealy achieves an annual management EBITDA of $157 million or more, one third of these restricted share units will vest. The second third of these restricted share units will vest if during any of those three years Sealy's annual management EBITDA exceeds $170 million. The final third will vest if Sealy's annual management EBITDA exceeds $200 million in any of those three years. The earned restricted share units will only be delivered to a recipient if that individual remains a Sealy employee through February 28, 2011, except in cases of death, permanent disability or qualified retirement. If the requirements for delivering the shares underlying these restricted share units are not met by February 28, 2012, then those restricted share units will expire.

        The award schedule used to determine number of stock options granted in November 2008 and the projected number of performance-contingent shares granted in early 2009 was based on the same grant guideline values used to determine the March 2008 stock option grant. The award schedule was adjusted to reflect that the grants were expected to represent three years' worth of long-term incentive opportunity instead of just one year, and to reflect that performance-contingent shares would be granted instead of performance-contingent stock options.

        The stock options granted to Mr. Rogers in November 2008 were adjusted from the award schedule to reflect the grants he received in July 2008 upon being appointed as President and Chief Executive Officer.

        The 2004 Stock Option Plan specifies that the exercise price for stock options shall be no less than the fair market value of the stock on the date of grant. In July of 2007, the 2004 Stock Option Plan was amended so that fair market value of the stock is now defined as the closing price on the date of grant.

  Executive Benefits and Perquisites

        The Sealy Benefit Equalization Plan was established to provide a vehicle to restore qualified plan benefits, specifically those relating to the Sealy Profit Sharing Plan, which are reduced as a result of limitations imposed under the Internal Revenue Code on qualified benefit plans. The Benefit Equalization Plan is a nonqualified deferred compensation plan that ensures that participating executives, including the Named Executive Officers, receive their full profit-sharing contribution and earnings on previously credited contributions. Earnings on balances in the Benefit Equalization Plan equal the rate of return on investments made by each participant in the qualified Profit Sharing Plan. No voluntary deferrals currently may be made to the Benefit Equalization Plan.

        Sealy generally does not provide other supplemental benefits or perquisites to its executives. Our executives do not have company cars or car allowances, club memberships or financial planning allowances. Health care, disability and life insurance benefits for Sealy executives are the same as those provided to all active salaried employees.

Employment Agreements

        Each of our Named Executive Officers has an employment agreement with a perpetual one-year term, except for the Chief Executive Officer whose agreement has a perpetual two-year term. The employment agreements provide severance benefits to the Named Executive Officer in place of the benefits provided in Sealy's severance benefit plans. Under their employment agreements, Mr. Walker and Mr. Claypool would receive salary and bonus continuation in a lump sum payable within thirty days of termination of employment with Sealy. Mr. Rogers and Mr. McIlquham each gave up his lump sum rights upon becoming our Chief Executive Officer. None of our other current employment contracts provide for a lump sum payment instead of salary and bonus continuation. These agreements also contain a non-competition covenant for one year following the employment term, a confidentiality agreement and other terms and conditions customary to executive employment agreements.

        For additional information on employment termination benefits and the treatment of employee equity under the Company's stock option and equity plans, please see "Potential Payments upon Termination or Change in Control" below.

        For many years the Company has been either a privately owned or controlled company, and has been a controlled company for many years. Employment agreements for the Company's senior executives have been in place for many years, which is consistent with many other controlled or privately owned companies, including companies controlled by KKR. We believe that reasonable employment agreements are appropriate to attract, retain and protect employees against some circumstances over which he or she does not have control and as consideration for the promises of non-competition, non-solicitation and non-interference that we require in our employment agreements.

        After a thorough review, our Compensation Committee discussed with Mr. McIlquham the direction of the Company and his performance as our Chief Executive Officer. As a result of these discussions in March 2008, Mr. McIlquham, the Compensation Committee and our Board of Directors agreed that Mr. McIlquham would resign from the Company and his departure would be treated under his employment agreement as a resignation for "Good Reason" or termination "Without Cause." Under the terms of his employment agreement Mr. McIlquham has or will receive the following:

  •
  His salary earned prior to his separation;

  •
  Any bonus earned prior to his departure (including a prorated portion of any bonus earned for fiscal year 2008);

  •
  Payment for his unused vacation days from the year of his departure;

  •
  Continuation of his salary for two years from his departure (to be paid semi-monthly);

  •
  Two years of his target bonus amount (to be paid partially in March 2009 and the balance in March 2010);

  •
  Continuation of his Company provided medical, dental, disability and life insurance for two years; and

  •
  Outplacement services.

        Since the Company preferred to waive the 30-day notice period provided in Mr. McIlquham's employment agreement, the Company agreed to pay Mr. McIlquham an additional 30 days of salary plus the fair market value of his Company stock options that would have vested during such additional 30 day period. In addition, since our payroll had already been prepared for the pay period during which he departed, the Company allowed Mr. McIlquham to retain the pay for the two days during the pay period after his departure. Finally, as a result of the Company's concern about having to make a substantial stock option withholding tax payment within sixty days, our Compensation Committee and Mr. McIlquham agreed, after his departure, to modify the terms of his Management Stockholder's Agreement and stock option agreements to provide the following:

  •
  All of Mr. McIlquham's unvested or out of the money options would immediately expire;

  •
  Mr. McIlquham would have until March 12, 2010 to exercise his remaining stock options;

  •
  Mr. McIlquham would not be restricted by his Management Stockholder's Agreement from selling shares prior to April 7, 2009;

  •
  Mr. McIlquham's right to a net settlement of his option exercises would only apply to his payment of the exercise price to the Company and would not apply to any tax payments; and

  •
  Mr. McIlquham would be required to make a cash payment to the Company for the withholding taxes due from any exercise of his Company stock options.

        In late fiscal 2008 management was considering reducing its level of employment, including executive employment. As part of that review Mr. Claypool, our Senior Vice President, Human Resources at the time, indicated that he would consider volunteering for a termination of his employment as long as it was treated as either a resignation for "Good Reason" or a termination "Without Cause" under his employment agreement and he would receive the severance benefits under his employment agreement on that basis, including his right to elect to receive a lump sum payment for his salary and bonus-based severance compensation. The Company accepted Mr. Claypool's offer and his employment with the Company was ended effective as of October 15, 2008. Under the terms of his employment agreement Mr. Claypool received the following:

  •
  His salary earned prior to his separation;

  •
  Payment for his unused vacation days from the year of his departure;

  •
  A lump sum payment equal to the total of his annual salary;

  •
  A lump sum equal to 22 1/2 months of his targeted bonus amount (representing one year's target bonus amount for severance and a prorated payment of bonus for the 10 1/2 months worked in the fiscal year of termination); and

  •
  Continuation of his Company provided medical, dental, disability and life insurance for one year.

After his departure, Mr. Claypool and our Compensation Committee agreed to modify the terms of his Management Stockholder's Agreement and stock option agreements to provide the following:

  •
  Mr. Claypool's unvested or stock options with an exercise price greater than $5.79 would immediately expire;

  •
  Mr. Claypool would have until October 15, 2010 to exercise his remaining stock options;

  •
  Mr. Claypool would not be restricted by his Management Stockholder's Agreement from selling shares prior to April 7, 2009;

  •
  Mr. Claypool's right to a net settlement of his option exercises would only apply to his payment of the exercise price to the Company and would not apply to any tax payments; and

  •
  Mr. Claypool would be required to make a cash payment to the Company for the withholding taxes due from any exercise of his Company stock options.

  Severance

        Severance benefits for our senior executives (including all of the Named Executive Officers) are covered by their employment agreements which eliminates their participation in our Sealy Executive Severance Benefit Plan and our Executive Severance Plan.

Impact of Tax, Accounting and Regulatory Considerations on Compensation Programs

        Section 162(m) of the Internal Revenue Code generally allows a deduction to publicly traded companies for certain qualifying performance based compensation. Section 162(m) disallows a deduction to the extent certain non-performance based compensation over $1 million paid to the chief executive officer or any of the four other most highly compensated executive officers. Sealy believes its Bonus Plan is exempt from Section 162(m) until its 2010 annual stockholder's meeting under relief provided to companies that become publicly held in connection with an initial public offering. In addition, Sealy believes the Bonus Plan satisfies the requirements for exemption under Internal Revenue Code Section 162(m) as a performance based plan.

        To maintain flexibility in compensating executive officers in a manner consistent with its goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. The Compensation Committee will continue to monitor this matter.

        As described earlier, the Company amended its 2004 Stock Option Plan to modify how the fair market value of the stock was determined in establishing the exercise price of option grants. Although the use of a multi-day average stock price was consistent with tax-related requirements and did not have a material impact on the accounting expense related to such grants, the change was made to conform to typical practices of other publicly traded companies. Also, the modification to the Plan was made in recognition of the new proxy disclosure requirements regarding the grant of stock options with an exercise price that differed from the closing stock price on the date of grant.

 Executive Compensation Tables and Supporting Information

Summary Compensation Table

        The following table summarizes the compensation for the 2008 fiscal year of the Company's President & Chief Executive Officer, Lawrence J. Rogers; Chief Financial Officer, Jeffrey C. Ackerman; and the next three most highly compensated executive officers who were serving at the end of the Company's 2008 fiscal year (based on the amount shown in the "Total Compensation" column), plus the Company's Former Chairman, President & Chief Executive Officer, David J. McIlquham and the Company's former Senior Vice President, Human Resources, Jeffrey C. Claypool, who would have been included had he been an executive officer at the end of our fiscal year. These individuals are referred to in this Information Statement as the "Named Executive Officers".

Officer Name & Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non- Equity Incentive Plan Comp.($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(3)		Total Compensation ($)
David J. McIlquham	2008	204,656	—			907,180	—	—	1,051,684	(5)	2,163,520
Former Chairman,	2007	681,413	151,503	(6)		320,182	—	—	20,498		1,173,596
President & CEO(4)
Lawrence J. Rogers	2008	520,695	7,000	(7)	222,222	417,149	—	—	20,961		1,188,027
President and Chief	2007	363,296	57,024	(6)	—	424,597	26,106	—	19,521		890,544
Executive Officer(4)
Jeffrey C. Ackerman	2008	340,000	17,500	(7)	—	434,422	—	—	18,100		810,022
Executive VP & CFO	2007	318,864	42,472	(6)	—	567,937	—	—	18,004		947,277
G. Michael Hofmann	2008	300,000	—		—	73,518	—	—	16,860		390,378
Executive VP	2007	298,562	17,392	(6)	—	64,755	66,756	—	16,860		464,325
Operations
North America
Philip R. Dobbs	2008	315,583	—		—	18,209	—	—	17,621		351,413
Former Senior VP	2007	311,732	50,609	(6)	—	9,281	109	—	17,596		389,327
Marketing(8)
Kenneth L. Walker	2008	256,212	—		—	91,196	—	—	14,258		361,666
Senior VP & General	2007	252,145	29,411	(6)	—	81,821	—	—	14,233		377,610
Counsel
Jeffrey C. Claypool	2008	242,962	—		—	203,368	—	—	489,911	(10)	936,259
Former Senior VP	2007	274,282	31,995	(6)	—	25,035	—	—	15,481		346,793
Human Resources(9)

(1)
Expense recognition under FAS 123R for financial statement reporting purposes (excluding estimates of forfeitures) for the indicated fiscal year for all stock restricted awards granted during the applicable fiscal year. The valuation of these restricted stock awards is based on the closing price of the Company's common stock on the New York Stock Exchange as of the date of grant. Refer to Footnote 3 to Sealy's Consolidated Financial Statements contained in Sealy's Form 10-K for the fiscal year ended November 30, 2008.

(2)
Expense recognition under FAS 123R for financial statement reporting purposes (excluding estimates of forfeitures) for the indicated fiscal year for all stock option awards granted during the applicable fiscal year or granted in prior fiscal years. The basis and assumptions for the valuation of these options is set out in Footnote 3 to Sealy's Consolidated Financial Statements contained in Sealy's Form 10-K for the fiscal year ended November 30, 2008. The expense related to Mr. McIlquham and Mr. Claypool also includes additional compensation expense related to the modification of the terms of their stock option awards in fiscal 2008 as required by FAS 123R.

(3)
For each individual, except Mr. McIlquham in 2008, the amount includes an $11,250 contribution under the Sealy Profit Sharing Plan, as well as the company's contribution under the Sealy Benefit Equalization Plan, and the company paid premiums for company provided life and disability insurance coverage for the individual. The components of the 2008 amounts for Mr. McIlquham and Mr. Claypool are set out respectively in footnotes 5 and 10 below.

(4)
Mr. McIlquham resigned as a Director, Chairman, President and CEO and left the Company on March 12, 2008. Mr. Rogers was named Interim CEO on March 13, 2008 and President and CEO on July 22, 2008. Mr. Rogers did not serve as CEO during the year 2007

(5)
Mr. McIlquham's All Other Compensation for 2008 is comprised of the following items:

$947	Pre-termination Company provided insurance for Life; Accident, Death & Disability; and Long Term Disability
$10,441	Pre-termination Company provided travel benefit related to employee performance awards
$3,570	Severance—Medical benefits during fiscal year 2008
$25,000	Severance—Outplacement Services
$58,388	Severance—Pay in lieu of notice period per employment agreement
$53,896	Severance—Unused 2008 Vacation per employment agreement
$55,742	Severance—Compensation for options that would have vested during notice period
$496,294	Severance—Salary continuation per employment agreement during fiscal year 2008
$347,406	Severance—Bonus at target per employment agreement for eight and one-half months of fiscal year 2008

$1,051,684	Total
(6)
In May 2007 the company reorganized its domestic sales force and its operating regions. To insure focus on implementation and execution of business objectives, the Compensation Committee approved a discretionary bonus payment of up to two thirds of second half fiscal year 2007 targets for affected domestic units. Mr. Roger's 2007 Bonus also includes a $12,000 Chairman's award made during fiscal 2007 by the company's former Chairman. The company's Chairman's Award Program is intended to recognize employees whose efforts significantly exceed the normal requirements of their position.

(7)
Chairman's Award made by the company's former Chairman. The company's Chairman's Award Program is intended to recognize employees whose efforts significantly exceed the normal requirements of their position.

(8)
Mr. Dobbs left the Company on January 31, 2009.

(9)
Mr. Claypool left the Company on October 15, 2008.

(10)
Mr. Claypool's All Other Compensation for 2008 is comprised of the following items:

$1,566	Pre-termination Company provided insurance for Life; Accident, Death & Disability; and Long Term Disability
$2,464	Pre-termination Benefit Equalization Contribution
$11,250	Pre-termination Profit Sharing Contribution
$224	Severance—Continuation of insurance for Life; Accident, Death & Disability; and Long Term Disability
$630	Severance—Continuation of medical insurance coverage for fiscal year 2008
$13,884	Severance—Unused 2008 Vacation per employment agreement
$277,671	Severance—One year of salary per employment agreement
$182,222	Severance—22.5 months of bonus at target per employment agreement

$489,911	Total

 Grant Plan-Based Awards Table

        The following table sets forth certain information regarding awards for fiscal year 2008 under the Company's Bonus Plan, 2004 Stock Option Plan Revised, and Amended and Restated Equity Plan for Key Employees of Sealy Corporation and its Subsidiaries. These plans are described more fully under "Compensation Discussion and Analysis" above.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)
										Exercise Or Base Price of Option Awards ($/Share)(6)	Grant Date Fair Value of Stock and Option Awards ($)(2)(7)
Officer Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Max ($)(1)	Threshold (#)(2)(3)	Target (#)(2)(4)	Max (#)(2)(5)
David C. McIlquham	1/11/2008	$0	$490,455	$980,910
	3/3/2008								145,000	$8.95	$429,200
	3/3/2008				48,333	48,333	48,334			$8.95	$429,200
Lawrence J. Rogers	1/11/2008	$0	$282,183	$564,366
	11/23/2008								125,000	$2.18	$147,500
	7/22/2008								300,000	$6.85	$927,000
	7/22/2008							291,971			$2,000,001
	3/3/2008								42,500	$8.95	$125,800
	3/3/2008				14,166	14,167	14,167			$8.95	$125,800
Jeffrey C. Ackerman	1/11/2008	$0	$161,692	$323,384
	11/23/2008								240,000	$2.18	$283,200
	3/3/2008								40,000	$8.95	$118,400
	3/3/2008				13,333	13,333	13,334			$8.95	$118,400
G. Michael Hofmann	1/11/2008	$0	$105,000	$210,000
	11/23/2008								120,000	$2.18	$140,400
	3/3/2008								25,000	$8.95	$73,250
	3/3/2008				8,333	8,333	8,334			$8.95	$73,500
Philip R. Dobbs	1/11/2008	$0	$110,454	$220,908
	11/23/2008								60,000	$2.18	$70,200
	3/3/2008								12,500	$8.95	$36,625
	3/3/2008				4,166	4,167	4,167			$8.95	$36,750
Kenneth L. Walker	1/11/2008	$0	$89,674	$179,348
	11/23/2008								60,000	$2.18	$70,200
	3/3/2008								12,500	$8.95	$36,625
	3/3/2008				4,166	4,167	4,167			$8.95	$36,750
Jeffrey C. Claypool	1/11/2008	$0	$97,185	$194,370
	3/3/2008								12,500	$8.95	$36,625
	3/3/2008				4,166	4,167	4,167			$8.95	$36,750

(1)
The fiscal year 2008 bonus threshold amount was not met and therefore no payments will be made for these Non-equity Incentive Plan Awards.

(2)
Since Messrs. McIlquham, Dobbs and Claypool have left the Company, they will receive no payout for their Equity Incentive Plan Awards or their stock options awards hereunder.

(3)
These options vest if the Company achieves $223 million in adjusted EBITDA in fiscal 2008, 2009 or 2010.

(4)
These options vest if the Company achieves $245 million in adjusted EBITDA in fiscal 2008, 2009 or 2010.

(5)
These options vest if the Company achieves $270 million in adjusted EBITDA in fiscal 2008, 2009 or 2010.

(6)
The exercise price is the closing price of Sealy common stock on the date of grant as reported on the New York Stock Exchange.

(7)
Based on FAS 123R fair value at the time of grant (excluding estimates of forfeitures). The basis and assumptions for valuing these options is set out in Footnote 3 to Sealy's Consolidated Financial Statements contained in Sealy's Form 10-K for the fiscal year ended November 30, 2008.

 Outstanding Equity Awards at 2008 Fiscal Year End Table

        The following table reflects outstanding vested and unvested stock options held by the Named Executive Officers as of the end of fiscal year 2008. The table also reflects the fact that the only Named Executive Officer holding restricted stock as of the end of fiscal year 2008 was Mr. Rogers.

	Option Awards							Stock Awards
Officer Name	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Unexercised Options (#)(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares of Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Yet Vested Awards ($)
David J. McIlquham	278,304	—	(3)	—		$1.90	3/12/2010
	1,154,940	—	(3)	—		$5.79	3/12/2010
	1,186,243	—	(3)	—		$5.79	3/12/2010
Lawrence J. Rogers	—	—		—		—	—	291,971	$878,833
	149,132	—		—		$0.20	4/6/2014
	147,118	13,381	(4)	—		$5.79	7/20/2014
	112,329	74,887	(5)	—		$5.79	7/20/2014
	16,388	15,332	(6)	—		$16.00	4/6/2016
	5,189	4,855	(6)	—		$16.55	4/19/2016
	3,414	3,195	(4)	—		$16.55	7/18/2016
	82,429	46,591	(7)	—		$14.99	12/22/2016
	—	97,482	(5)	—		$14.99	12/22/2016
	9,444	33,056	(7)	—		$8.95	3/3/2015
	—	—		42,500	(8)	$8.95	3/3/2015
	—	300,000	(9)	—		$6.85	7/22/2015
	—	125,000	(10)	—		$2.18	11/23/2015
Jeffrey C. Ackerman	8,606	—		—		$16.00	4/6/2016
	60,524	50,763	(11)	—		$16.00	4/6/2016
	29,615	64,616	(5)	—		$16.00	4/6/2016
	16,703	8,687	(12)	—		$16.00	4/27/2016
	2,520	2,880	(6)	—		$16.00	7/18/2016
	55,681	31,472	(7)	—		$14.99	12/22/2016
	—	65,848	(5)	—		$14.99	12/22/2016
	8,888	31,112	(7)	—		$8.95	3/3/2015
	—	—		40,000	(8)	$8.95	3/3/2015
	—	240,000	(10)	—		$2.18	11/23/2015
G. Michael Hofmann	153,297	—		—		$1.90	4/6/2014
	93,479	8,503	(4)	—		$5.79	7/20/2014
	100,515	67,011	(5)	—		$5.79	7/20/2014
	14,011	13,108	(6)	—		$16.00	4/6/2016
	4,437	4,151	(6)	—		$16.55	4/19/2016
	2,919	2,731	(4)	—		$16.55	7/18/2016
	—	8,571	(5)	—		$14.99	12/22/2016
	7,301	4,128	(7)	—		$14.99	12/22/2016
	5,555	19,445	(7)	—		$8.95	3/3/2015
	—	—		25,000	(8)	$8.95	3/3/2015
	—	120,000	(10)	—		$2.18	11/23/2015

	Option Awards							Stock Awards
Officer Name	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Options Unexercisable (#)(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unearned Awards (#)		Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested (#)(2)	Market Value of Shares of Units That Have Not Yet Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Yet Vested Awards (#)(2)	Equity Incentive Plan Awards: Market or Payout of Unearned Shares, Units or Other Rights That Have not Yet Vested Awards ($)(2)
Philip R. Dobbs	98,510	38,947	(6)	—		$8.23	4/6/2015
	69,978	84,966	(5)	—		$8.23	4/6/2015
	3,725	3,486	(6)	—		$16.00	4/6/2016
	1,180	1,104	(6)	—		$16.55	4/19/2016
	776	726	(4)	—		$16.55	7/18/2016
	2,777	9,723	(7)	—		$8.95	3/3/2015
	—	—		12,500	(8)	$8.95	3/3/2015
	—	60,000	(10)	—		$2.18	11/23/2015
Kenneth L. Walker	184,601	—		—		$0.20	4/6/2014
	159,148	—		—		$1.58	4/6/2014
	39,787	—		—		$1.90	4/6/2014
	171,182	15,570	(4)	—		$5.79	7/20/2014
	164,815	109,877	(5)	—		$5.79	7/20/2014
	32,845	30,726	(6)	—		$16.00	4/6/2016
	10,400	9,730	(6)	—		$16.55	4/19/2016
	6,843	6,402	(4)	—		$16.55	7/18/2016
	2,777	9,723	(7)	—		$8.95	3/3/2015
	—	—		12,500	(8)	$8.95	3/3/2015
	—	60,000	(10)	—		$2.18	11/23/2015
Jeffrey C. Claypool	53,186	—		—		$0.20	4/6/2014
	103,589	—	(13)	—		$5.79	10/15/2010
	81,342	—	(13)	—		$5.79	10/15/2010

(1)
All options set forth in this table have a grant date that is ten years prior to the referenced expiration date, except for grants made with an exercise price of $8.95, $6.85 and $2.18 which have grant dates that are 7 years prior to the referenced expiration date.

(2)
Two-thirds of these restricted shares vest if Mr. Rogers remained a Company employee on July 22, 2010 and one-third if he is a Company employee on July 22, 2011. The value of these restricted shares was calculated based on the closing price of the Company's stock at the grant date.

(3)
Additional vesting under this grant stopped on March 12, 2008, 1,857,544 options were cancelled on March 12, 2008 and any vested options will expire on March 12, 2010.

(4)
Options vested 5% on date of grant; remainder vest ratably over 57 months.

(5)
Unvested options vest on eighth anniversary of their grant, if grantee is continuously employed by Sealy, its subsidiaries or its affiliates.

(6)
Options vest ratably over 60 months from grant date.

(7)
Options vest ratably over 36 months from grant date.

(8)
Two-thirds of the options conditionally vest if the company achieves management EBITDA of $245.0 million in fiscal year 2009; any portion of the options that remain unvested from 2009 would conditionally vest if the company achieves management EBITDA of $270.0 million in fiscal year 2010. Conditionally vested options fully vest if the option holder is employed through the end of fiscal year 2010 by the company, its subsidiaries or its affiliates.

(9)
Options vested 25% on each of the first four anniversaries of the grant date.

(10)
Options vested 1/3rd on each of the first three anniversaries of the grant date.

(11)
Options vest ratably over 57 months from grant date.

(12)
Options vested 25% on grant date: remainder vest ratably over 57 months from grant date.

(13)
Additional vesting under this grant stopped on October 15, 2008, 122,576 options were cancelled on October 15, 2008 and any vested options will expire on October 15, 2010.

 Option Exercises and Stock Vested in Fiscal Year 2008 Table

        The following table reflects information regarding stock option exercises by the Named Executive Officers during fiscal year 2008 and the fact that the Named Executive Officers have no restricted stock awards that vested in fiscal year 2008.

	Option Awards		Stock Awards
Officer Name	Number of Shares Acquired Upon Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Value of Shares Realized Upon Vesting ($)
David J. McIlquham	915,921	$5,191,228	—	—
Lawrence J. Rogers	—	—	—	—
Jeffrey C. Ackerman	—	—	—	—
G. Michael Hofmann	—	—	—	—
Philip R. Dobbs	—	—	—	—
Kenneth L. Walker	—	—	—	—
Jeffery C. Claypool	—	—	—	—

Pension Benefits Table

        No table is included for defined benefit pension or similar plans, since none of the Named Executive Officers are covered by such a plan.

Nonqualified Deferred Compensation for Fiscal Year 2008 Table

        The following table reflects contributions, earnings, withdrawals and end-of-year balances under nonqualified deferred compensations plans. The applicable plan is the Sealy Benefit Equalization Plan, which is more fully described under "Executive Benefits and Perquisites" above.

Name	Executive Contributions In Last FY ($)	Registrant Contributions In Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)
David J. McIlquham	$0	$0	$(2,452)	$87,498	$0
Lawrence J. Rogers	$0	$7,000	$3,230	$0	$75,286
Jeffrey C. Ackerman	$0	$4,693	$(2,123)	$0	$2,820
G. Michael Hofmann	$0	$3,678	$(1,683)	$0	$12,938
Philip R. Dobbs	$0	$4,337	$(1,020)	$0	$11,170
Kenneth L. Walker	$0	$1,357	$(11,253)	$0	$15,219
Jeffery C. Claypool	$0	$2,464	$(23,155)	$0	$23,678

(1)
Represents Registrant Contribution for the 2008 Plan Year to be allocated to executive's accounts in 2009. In 2008 the following amounts were allocated to the accounts of the Named Executive Officers for the 2007 Plan Year: Mr. McIlquham, $6,250; Mr. Rogers, $6,250; Mr. Ackerman, $4,943; Mr. Hofmann, $3,928; Mr. Dobbs, $4,587; Mr. Walker $1,607; and Mr. Claypool, $2,714.

Potential Payments upon Termination or Change in Control

        Termination Without Cause or Resignation For Good Reason.    Each of our Named Executive Officers has an employment agreement with a perpetual one-year term, except for the Chief Executive Officer whose agreement has a perpetual two-year term. The employment agreements specify minimum salaries and annual bonus opportunities. For purposes of the employment agreements the following result in "Cause" or "Good Reason":

        "Cause" exists if the employee:

  •
  Commits a felony;

  •
  Materially breaches or defaults on the employment agreement; or

  •
  Either grossly negligently or willfully causes material economic harm to Sealy or materially adversely effects Sealy's operations, property or business.

        "Good Reason" exists if any of the following occurs:

  •
  Material reduction in the employee's salary or target annual bonus percentage or maximum annual bonus percentage applicable to the employee under the bonus plan;

  •
  Material reduction in the employee's position, authority or office;

  •
  Material reduction in the employee's responsibilities or duties;

  •
  Material adverse change in the employee's minimum benefits;

  •
  Requiring a relocation of the employee's principal place of work to a place which reasonably would necessitate the relocation of the employee's principal residence;

  •
  Material breach of the employment agreement by Sealy; and

  •
  If a purchaser of substantially all of Sealy's assets does not assume the employment agreement.

        The timing and benefits provided by the employment agreement differ based on the reason for the termination as follows:

  •
  Termination by Sealy for "Cause" or upon employee's death or permanent disability

  •
  Immediate termination

  •
  No benefit under employment agreement

  •
  Resignation for "Without Good Reason"

  •
  Thirty days notice of resignation

  •
  No benefit under employment agreement

  •
  Resignation by the employee for "Good Reason"

  •
  Immediately upon Notice

  •
  Benefits under employment agreement described below

  •
  Termination by Sealy "Without Cause"

  •
  Thirty days notice of termination

  •
  Benefits under employment agreement described below

        In the event of a resignation for "Good Reason" or a termination "Without Cause" involving an employee with an employment agreement, the employee will be entitled for one year thereafter (two years in the case of Mr. Rogers or Mr. McIlquham) to:

  •
  Continue to receive his annual base salary (at the highest rate in effect during the past year);

  •
  Participate in our annual bonus plan provided that Sealy will pay:

            (i)  a pro rata portion of the employee's bonus for the year of termination; and

           (ii)  the employee's applicable target annual bonus for the remainder of the payment term;

  •
  Receive benefits, including medical, dental and life insurance which would otherwise be available to him during his employment; and

  •
  Receive up to one year of outplacement services from a nationally recognized executive outplacement firm (except for Mr. Rogers).

        Under his employment agreement, Mr. Walker would receive his salary and bonus continuation in a lump sum payable within thirty days of his termination of employment with Sealy. Mr. Rogers gave up his lump sum rights when he became our Chief Executive Officer. None of our other current employment contracts provide for a lump sum payment instead of salary and bonus continuation.

        These agreements also contain confidentiality and non-competition covenants and other terms and conditions customary to executive employment agreements.

        The following table provides the value of the benefits each of the Named Executive Officers would have received if their employment had been terminated on the last day of fiscal year 2008 and such termination was either a termination by Sealy "Without Cause" or a resignation by the employee "For Good Reason." The actual amount of termination benefits can only be determined at the time of the executive's separation from Sealy. Further, the Compensation Committee retains discretion to provide additional benefits to senior executives upon termination or resignation if it determines the circumstances so warrant. In the cases of Mr. McIlquham and Mr. Claypool the amounts shown below are the actual amounts based on their terminations without cause or for good reason on March 12, 2008 and October 15, 2008, respectively.

	Termination Without Cause Or Resignation For Good Reason
	McIlquham	Rogers	Ackerman	Hofmann	Dobbs	Walker	Claypool
Salary Continuation	$1,401,300	$1,400,000	$360,000	$300,000	$315,583	$256,212	$277,671
Bonus	$980,910	$1,400,000	$198,000	$105,000	$110,454	$89,674	$182,222
Earned Vacation	$53,896	$32,308	$18,000	$7,308	$13,352	$10,840	$13,884
Notice Period Pay	$58,388	$0	$0	$0	$0	$0	$0
Notice Period Vesting(1)	$55,742	$0	$0	$0	$0	$0	$0

TOTAL CASH	$2,550,236	$2,832,308	$576,000	$412,308	$439,389	$356,726	$473,777
Health Coverage	$11,785	$12,720	$6,360	$6,360	$6,360	$6,360	$6,195
Life Insurance	$4,010	$3,840	$1,037	$864	$910	$739	$813
Disability Insurance	$2,176	$2,176	$0	$0	$0	$820	$889
Outplacement	$25,000	$40,000	$8,500	$8,500	$8,500	$8,500	$0
TOTAL BENEFITS	$42,971	$58,736	$15,897	$15,724	$15,770	$16,419	$7,897

TOTAL	$2,593,207	$2,891,044	$591,897	$428,032	$455,159	$373,145	$481,674

(1)
By agreement, the Company paid Mr. McIlquham the value of his stock options that would have vested during the termination notice period, if he had worked during that period. The value was based on the difference between the option exercise price and the stock price on Mr. McIlquham's employment termination date.

        Termination Resulting from Death or Permanent Disability.    In the event of a termination of an employee's employment by reason of death or permanent disability, all the employee's unvested Sealy stock options will become immediately exercisable. The following table quantifies for each of the

Named Executive Officers the value of his unvested options and restricted stock units that would have vested if his employment had terminated on the last day of fiscal year 2008 as a result of his death or permanent disability. The amounts for acceleration of stock options are based on the difference between the vesting options' exercise price and the closing share price for Sealy shares at the end of fiscal year 2008. The table does not list Mr. McIlquham and Mr. Claypool since their employment terminated prior to the end of the year and there would have been no benefits from death or permanent disability on the last day of fiscal year 2008.

	Termination Resulting From Death Or Permanant Disability
	Rogers	Ackerman	Hofmann	Dobbs	Walker
Value of Accelerated Option Vesting	$103,750	$199,200	$99,600	$49,800	$49,800
Value of Accelerated Restricted Stock Vesting(1)	$439,416	—	—	—	—
Value of all Accelerated Options and Restricted Stock Vesting	$543,166	$199,200	$99,600	$49,800	$49,800

(1)
Based on the fiscal 2008 year-end NYSE closing price for Sealy shares of $3.01 per share.

        Change in Control Benefits.    Under Sealy's stock option grant agreements, upon a change in control at Sealy all unvested time-based stock options will fully vest and unvested performance-based options will fully vest if certain Sealy performance targets have been achieved by Sealy or a certain predetermined level of return has been achieved by KKR, Sealy's major shareholder. Those option agreements define a change of control of Sealy as (i) a sale resulting in more than 50% of the voting stock of the Sealy being held by a person or group that does not include KKR or its affiliates; (ii) the sale of all or substantially all of the assets of Sealy to an entity unrelated to KKR ("Unaffiliated Entity"); or (iii) a merger, consolidation, recapitalization or reorganization of Sealy with or into an Unaffiliated Entity; in each case if and only if as the result of any of the foregoing events KKR loses the ability without the approval of the Unaffiliated Entity, to elect a majority of the Board (or the board of directors of the resulting entity or its parent company). The single trigger for option vesting upon a change in control has been an element of Sealy's employee stock option agreements for many years. The Company is currently a controlled company, and has been a controlled company for many years and the trigger is consistent with the trigger for payments included in the stock option plans of many other controlled companies, including companies controlled by KKR. We believe that reasonable change in control benefits are appropriate to protect an employee against some circumstances over which he or she does not have control and as consideration for the promises of non-competition, non-solicitation and non-interference that we require in our employment agreements. Furthermore, we believe change in control severance payments align employee and shareholder interests by enabling employees to evaluate a transaction in the best interest of our shareholders and our constituents without undue concern over whether the transaction may jeopardize the employee's own employment. The following table quantifies for each of the Named Executive Officers the value of his unvested options that would have vested if such a change in control had occurred on the last day of fiscal year 2008. These amounts are based on the difference between the vesting options' exercise price and the closing share price for Sealy shares at the end of fiscal year 2008. This table also assumes that KKR's level of return to fully vest the performance options would have been achieved in the change in control. The table does not list Mr. McIlquham and Mr. Claypool since their employment terminated prior to the end of the year and there would have been no benefits from a change in control at Sealy on the last day of fiscal year 2008.

	Benefits Triggered by Change of Control
	Rogers	Ackerman	Hofmann	Dobbs	Walker
Value of Accelerated Time Option Vesting	$103,750	$199,200	$99,600	$49,800	$49,800
Value of Accelerated Performance Option Vesting	—	—	—	—	—
Value of Accelerated Restricted Stock Vesting(1)	$878,833	—	—	—	—
Value of all Accelerated Options and Restricted Stock Vesting	$982,583	$199,200	$99,600	$49,800	$49,800

(1)
Based on the fiscal 2008 year-end NYSE closing price for Sealy shares of $3.01 per share.

 BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table provides information, as of May 1, 2009, regarding the beneficial ownership of our common stock (only one class of which was outstanding) for the following individuals, groups and entities:

  •
  each person who is known by us to beneficially own more than 5% of each class of our common stock;

  •
  our Named Executive Officers;

  •
  each of our directors; and

  •
  all directors and executive officers as a group.

        A person is a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of the security, or "investment power," which includes the power to dispose of or to direct the disposition of the security. Unless otherwise noted in the footnotes to the following table, the persons named in the table have sole voting and investment power with respect to their beneficially owned common stock. A person is also deemed to be a beneficial owner of any securities that person has a right to acquire within 60 days. The percentage of outstanding shares is based on the shares of common stock outstanding as of May 1, 2009. Shares subject to option grants that have vested or will vest within 60 days are deemed outstanding for calculating the percentage ownership of the person holding the options, but are not deemed outstanding for calculating the percentage ownership of any other person.

        Unless otherwise indicated, the address of each person named in the table below is c/o Sealy Corporation, One Office Parkway, Trinity, North Carolina 27370.

Name of Beneficial Owner	Beneficial Ownership of Common Shares		Options Exercisable within 60 days(1)	Percent of Class
5% Stockholder
KKR Millenium GP LLC(2)	46,625,921		—	50.6%
Franklin Resources, Inc.(3)	4,957,845		—	5.4%
BART Partners, LLC(4)	4,635,989		—	5.1%
Directors and Executive Officers
Brian F. Carroll(2)(5)	46,625,921		—	50.6%
James W. Johnston(5)	5,198		—	*
Gary E. Morin	5,000		—	*
Dean B. Nelson(2)(5)	46,625,921		—	50.6%
Paul Norris(5)	—		—	*
Richard Roedel(5)	—		—	*
Andrew J. Bellas	—		—	*
Jeffrey C. Ackerman	7,250		224,736	*
Jeffrey C. Claypool	25,000		238,117	*
Philip R. Dobbs	12,993		173,070	*
G. Michael Hofmann	13,643		401,684	*
Lawrence J. Rogers	229,215	(6)	577,166	*
David J. McIlquham	75,264		2,619,487	2.8%
Kenneth L. Walker	21,017		802,422	*
All directors and executive officers as a group (13 persons)(7)	46,980,992		2,203,408	52.15%

*
Less than 1%.

(1)
Shares of our common stock underlying stock options held by these individuals that are exercisable within 60 days of May 1, 2009.

(2)
Shares shown as beneficially owned by KKR Millennium GP LLC reflect shares of common stock owned of record by KKR Millennium Fund L.P., through its investment vehicle, Sealy Holding LLC. KKR Millennium GP LLC is the general partner of KKR Associates Millennium L.P., which is the general partner of the KKR Millennium Fund L.P. Messrs. Henry R. Kravis, George R. Roberts, James H. Greene, Jr., Paul E. Raether, Michael W. Michelson, Perry Golkin, Johannes P. Huth, Todd A. Fisher, Alexander Navab, Marc S. Lipschultz, Reinhard Gorenflos, Jacques Garaialde, Michael M. Calbert and Scott C. Nuttall, as members of KKR Millennium GP LLC, may be deemed to share beneficial ownership of any shares beneficially owned by KKR Millennium GP LLC, but disclaim such beneficial ownership. Mr. Carroll and Mr. Nelson are each a director of Sealy Corporation and a member of KKR. They each disclaim beneficial ownership of any Sealy Corporation shares beneficially owned by KKR. For a description of material relationships between KKR and us over the last three years, see "Certain Relationships and Related Party Transactions." The address of KKR Millennium GP LLC and each individual listed above is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, New York, New York 10019.

(3)
Based solely on a Schedule 13G filed on February 9, 2009 by this beneficial owner, shares shown as beneficially owned by Franklin Templeton Investment Corp., a Canadian corporation, reflect shares of common stock owned by it over which it holds sole power to vote and sole power to dispose; Franklin Resources Inc., a Delaware corporation, which serves as an investment manager for Franklin Templeton Investment Corp., as well as Charles B. Johnson and Rupert H. Johnson, Jr., who are the principal shareholders of Franklin Resources Inc., may each be deemed to share beneficial ownership of any shares beneficially owned by Franklin Templeton Investment Corp, but each disclaims such beneficial ownership. The address for Franklin Templeton Investment Corp. is 200 King street West, Suite 1500, Toronto, Ontario, Canada M5H3T4, and the address for Franklin Resources Inc. and Messrs. Johnson and Johnson is One Franklin Parkway, San Mateo, California 94403-1906.

(4)
Based solely on a Schedule 13G filed on March 18, 2009 by this beneficial owner, shares shown as beneficially owned by BART Partners, LLC, a limited liability company organized under the laws of the State of Delaware, reflects shares of common stock owned by it over which it holds sole power to vote and sole power to dispose. The address of BART Partners, LLC is 199 Fremont Street, Suite 2500 San Francisco, California 94105-2261.

(5)
Sealy non-employee directors on May 1, 2009 held a total of 147,204 Sealy share units as a result of deferring all or a portion of their director fees under the Sealy Director's Deferred Compensation Plan. The growth of these units is tied directly to the growth in value of Sealy's shares. After a director leaves Sealy's board of directors, these units may ultimately be paid at the Company's election in Sealy shares or the then cash equivalent thereof. As of May 1, 2009, the following directors held the indicated number of Sealy share units: Mr. Carroll—35,972, Mr. Johnston—21,800, Mr. Nelson—31,301, Mr. Norris—23,849, and Mr. Roedel—34,282.

(6)
Includes 291,971 restricted shares granted to Mr. Rogers in July 2008.

(7)
Sealy's executive officers as of May 1, 2009 consisted of Messrs. Rogers, Ackerman, Hofmann, Bachicha, Dabiero and Walker.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of our outstanding common stock to file reports of beneficial ownership with the SEC and to furnish us with copies of the reports. Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to us during our fiscal year ended November 30, 2008, except as noted below the only persons who failed to file on a timely basis reports required by Section 16(a) of the Exchange Act were Messrs. Walker, Claypool, Ackerman, Bachicha, Dobbs and Hofmann who each filed in a not timely manner in August 2008 a Form 4 relating to a stock option grant in March 2008.

        Mr. Marc C. Cohodes, failed to file in a timely manner in February 2009 two Form 3 and two Forms 4 relating to transactions in our securities on March 28, 2008 through May 16, 2008, during which period Mr. Cohotes beneficially owned more than 10% of our common stock. Mr. Cohodes in February 2009 also tendered a check to us in the amount of $1,997.45 to disgorge what he believes is the maximum amount of short swing profits that he could be required to disgorge to us as provided by, and calculated pursuant to, Section 16(b) of the Securities Exchange Act of 1934, as amended.

        In addition, Mr. Andrew J. Bellas failed to file in a timely manner a Form 3 when he became a director in April 2009.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Stockholders Agreements

With Rollover Stockholders

        In connection with Sealy's April 6, 2004 recapitalization, we entered into a stockholders agreement with KKR and the shareholders who rolled over their stock in the Company at that time ("Rollover Stockholders") that governs the terms and conditions upon which the Rollover Stockholders may transfer their shares of common stock, in addition to other stockholding matters. Under the terms of those agreements, when at least 35% of Sealy's common stock became tradable on the NYSE in April 2007, those agreements terminated except for certain piggy-back rights.

        Under the stockholders agreement, until April 7, 2009, any proposed transfers of Sealy's common stock by a Rollover Stockholder (other than those to affiliates or effected pursuant to the "tag-along" or "drag-along" rights discussed below) were subject to a right of first refusal by KKR. If we were to sell or issue to KKR or its affiliates shares of common stock, securities convertible into or exchangeable for common stock or options warrants or other rights to acquire common stock, the Rollover Stockholders were allowed to participate on a proportionate basis.

        The stockholders agreements granted to the Rollover Stockholders "tag-along" rights, and to KKR, "drag-along" rights, in each case in connection with transfers by KKR of its shares of our common stock. In connection with such transfers, a Rollover Stockholder could sell concurrently with KKR, upon notice to KKR and on terms no less favorable than those granted to KKR, a certain number of shares calculated based upon the amount of shares proposed to be sold by KKR and the percentage of shares held by such Rollover Stockholder relative to the total number of shares held by the Rollover Stockholders, KKR and other persons entitled to "tag-along" rights in such transfer, collectively. Similarly, in the event KKR decided to transfer more than 50% of its shares to a non-affiliate, the Rollover Stockholders would have been required to sell, on the same terms and conditions as KKR, a proportionate number of shares held by them.

        Under the stockholders agreement, the Rollover Stockholders were also granted "piggyback" registration rights in connection with registered resales by KKR of our common stock. Certain minority investors transferred shares of our stock to members of such minority investors who agreed, pursuant to a joinder agreement executed in September 2004, to be bound by the terms of the stockholders agreement.

With Institutional Investors

        In connection with our issuance and sale of PIK notes and common stock to institutional investors on July 16, 2004, we entered into a stockholders agreement with KKR and The Northwestern Mutual Life Insurance Company, Teachers Insurance and Annuity Association of America and Sealy Paterson LLC, which we refer to collectively as the Minority Investors. Under this agreement, the Minority Investors were granted certain "tag-along" and "drag-along" rights with respect to private sales of our shares by KKR. The Minority Investors were also granted "piggy-back" registration rights with respect to any proposed public offering of our shares that includes shares held by KKR. Under the terms of those agreements, when at least 35% of Sealy's common stock became tradable on the NYSE in April 2007, those agreements also terminated except for certain piggy-back rights.

Registration Rights Agreement

        In connection with the Sealy's April 6, 2004 recapitalization, we entered into a registration rights agreement with Sealy Holding LLC, a KKR controlled entity, pursuant to which KKR (through Sealy Holding LLC, and KKR's transferees, to the extent they agree to be bound by the agreement) will have the right to register its shares for sale with the SEC along with us in the event that we register common stock for sale to the public. In addition, the agreement also provides KKR with an unlimited number of demand registration rights at any time upon written request, subject to certain limitations. We are required to pay registration expenses in the event we register shares of common stock for sale to the public and in connection with the first six registrations undertaken pursuant to KKR's demand registration rights. To the extent any other holders of Class A common stock are granted registration rights more favorable than those of KKR under the agreement, the agreement will be deemed automatically amended to provide that KKR is granted similar rights.

Management Stockholder's Agreement

        In connection with Sealy's April 6, 2004 recapitalization, we allowed certain members of management (each, a "Member") to rollover options granted under its pre-existing stock option plan. Concurrently with the rollover, each Member entered into a management stockholder's agreement and sale participation agreement (discussed below) which together allow for the issuance of new options under our 2004 stock option plan and set forth the restrictions and rights with respect to the transfer and sale of the Members' options and underlying shares. In entering into the management stockholder's agreement, each Member agreed to be bound by certain non-compete provisions during his or her employment and for eighteen months thereafter. Under the management stockholder's agreement, Members may not, absent a change of control of us, transfer any shares of common stock until April 7, 2009, except for the following:

  •
  certain transfers permitted upon the death or disability of the Member or upon termination of his or her employment;

  •
  sales pursuant to an effective registration statement where the Member has exercised its "piggy-back" registration rights granted under the management stockholder's agreement; and

  •
  "tag-along" or "drag-along" transfers completed pursuant to the sale participation agreement.

During 2006, Sealy's board of directors established a policy to allow certain terminated employees to sell in the public market Sealy shares that the former employee receives from exercising rollover options. The number of shares that may be so sold are limited to an amount sufficient to pay the exercise cost and taxes on the former employee's exercise of rollover options.

Sale Participation Agreement

        KKR (through Sealy Holding LLC) has entered into a sale participation agreement with each Member of management electing rollover options in connection with Sealy's April 6, 2004 recapitalization. The sale participation agreement grants to the Member or its estate or trust the right to participate in any sale for cash or other consideration of shares of common stock by KKR occurring prior April 7, 2009 of our common stock. The Member or its estate or trust will be able to sell the maximum number of shares of common stock owned by such stockholder or which can be acquired under exercisable options in an amount proportional to the number of shares being sold by KKR in relation to the number of shares it then owns. Similarly, in the event of a proposed sale of common stock by KKR, KKR may require the Member or its estate or trust to sell in such transaction up to the number of shares described above.

Transactions with KKR

        For the fiscal year ended November 30, 2008, we incurred costs of $3.0 million for services provided by or through KKR. These costs included $2.3 million in consulting services provided by KKR, $0.6 million for recruiting fees paid by KKR for Sealy and $0.1 million in excess insurance coverage paid by KKR for Sealy. We believe that the terms of these arrangements to date have been no less favorable to us than those that we could have obtained from unaffiliated third parties.

        In connection with the recapitalization, Sealy Mattress Company entered into a management services agreement with KKR pursuant to which KKR provides certain structuring, consulting and management advisory services to us. Pursuant to this agreement, KKR received a transaction fee of $25 million upon the closing of the Recapitalization and the right to receive an advisory fee of $2 million payable annually, such amount to increase by 5% per year. In fiscal 2005, we paid KKR approximately $2.1 million in advisory fees (exclusive of the $25 million transaction fee). In fiscal year 2006, we did not pay any advisory fees to KKR, but in April 2006, KKR and Sealy Mattress Company terminated the management services agreement for an aggregate consideration to KKR of $11.0 million. Under this agreement, we were required to indemnify KKR and its affiliates, directors, officers and representatives for losses relating to the services contemplated by the management services agreement and the engagement of KKR pursuant to, and the performance by KKR of the services contemplated by, the management services agreement. We believe that the terms of the management services agreement were no less favorable to Sealy Mattress Company than those that Sealy Mattress Company could have obtained from unaffiliated third parties.

Transactions with Capstone

        For the fiscal year ended November 30, 2008 we incurred costs of $0.4 million for consulting services provided by Capstone Consulting LLC., a consulting company that works exclusively with KKR portfolio companies. These services were related to various strategic, sales, finance and marketing initiatives. The chief executive officer of Capstone Consulting LLC, Dean B. Nelson, also serves on our board of directors. The ongoing provision to us of consulting services by Capstone remains at our discretion. We believe that the terms of these arrangements to date have been no less favorable to us than those that we could have obtained from unaffiliated third parties.

Review and Approval of Related Party Transactions

        Our Audit Committee reviews and approves all related party transactions.

OTHER MATTERS

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" shareholder materials, such as proxy statements, information statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to: Corporate Secretary, Sealy Corporation, One Office Parkway, Trinity, North Carolina 27370, telephone: (336) 861-3500. If you want to receive separate copies of the proxy statement, information statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

        We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.sealy.com) and click on "Investor Relations" under the "About Sealy" heading. Copies of our Annual Report on Form 10-K for the year ended November 30, 2008, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to: Corporate Secretary, Sealy Corporation, One Office Parkway, Trinity, North Carolina 27370.

********************

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

                      By order of the board of directors
                      Kenneth L. Walker
                       Senior Vice President, General
                      Counsel & Secretary

    *    , 2009
Trinity, North Carolina

 APPENDIX A

AMENDMENT TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
SEALY CORPORATION

        The first paragraph of Article Four of the Amended and Restated Certificate of Incorporation of Sealy Corporation is hereby deleted in its entirety and replaced with the following:

A. AUTHORIZED SHARES

        The total number of shares of capital stock which the Corporation has authority to issue is 650,000,000 shares, consisting of:

          1.     50,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"); and

          2.     600,000,000 shares of Class A Common Stock, par value $.01 per share ("Common Stock").

A-1

 APPENDIX B

SECOND AMENDED AND RESTATED EQUITY PLAN
FOR KEY EMPLOYEES OF
SEALY CORPORATION AND ITS SUBSIDIARIES

1.    Purpose of Plan

        This Second Amended and Restated Equity Plan for Key Employees of Sealy Corporation and Its Subsidiaries (the "Plan") is designed:

        (a)   to amend and restate, in its entirety, the Amended and Restated Equity Plan for Key Employees of Sealy Corporation and Its Subsidiaries, approved by shareholders on November 6, 2008;

        (b)   to promote the long term financial interests and growth of Sealy Corporation (the "Company") and its Subsidiaries by attracting and retaining management and other personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company's business;

        (c)   to motivate management personnel by means of growth-related incentives to achieve long range goals; and

        (d)   to further the alignment of interests of participants with those of the stockholders of the Company through opportunities for increased stock, or stock-based ownership in the Company.

2.    Definitions

        The following capitalized terms used in the Plan have the respective meaning set forth in this Section:

        (a)   "Affiliate" of any Person means with respect to any Person, any entity directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such first Person.

        (b)   "Award" means an award of a Stock Option, Stock Appreciation Right, Dividend Equivalent Right or Other Stock-Based Award (as such terms are defined in Section 5), or any combination of the foregoing granted pursuant to the Plan.

        (c)   "Award Agreement" means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

        (d)   "Board" means the board of directors of the Company.

        (e)   "Change in Control" means (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to an Unaffiliated Person; (ii) a sale resulting in more than 50% of the voting stock of the Company being held by an Unaffiliated Person; or (iii) a merger, consolidation, recapitalization or reorganization of the Company with or into another Unaffiliated Person; if and only if any such event listed in clauses (i) through (iii) above results in the inability of KKR, the Investor or any member or members of the Investor, to designate or elect a majority of the Board (or the board of directors of the resulting entity or its parent company). For purposes of this definition, the term "Unaffiliated Person" means any Person or Group who is not (x) KKR, the Investor or any member of the Investor, (y) an Affiliate of KKR, the Investor or any member of the Investor, or (z) an entity in which KKR, the Investor, or any member of the Investor holds, directly or indirectly, a majority of the economic interests in such entity.

        (f)    "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

        (g)   "Committee" means the Human Resources Committee of the Board (or any sub-committee thereof meeting the requirements of Section 162(m) of the Code, to the extent the Company desires to make grants to "covered employees" as defined in Section 162(m) of the Code).

        (h)   "Common Stock" or "Share" means the Class A common stock, par value $0.01 per share, of the Company, which may be authorized but unissued, or issued and reacquired.

        (i)    "Employee" means a person, including an officer, in the regular employment of the Company or one of its Subsidiaries who, in the opinion of the Committee, is, or is expected to have involvement in the management, growth or protection of some part or all of the business of the Company.

        (j)    "Employment" refers to (i) a Participant's employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant's services as a consultant, if the Participant is consultant to the Company or its Affiliates and (iii) a Participant's services as an non-employee director, if the Participant is a non-employee member of the Board.

        (k)   "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor thereto.

        (l)    "Fair Market Value" means the price per share of Common Stock (i) if there is a public market for the Shares on such date, the closing trading price of the Shares on such stock exchange on which the Shares are principally trading on the applicable date, or, if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) if there is no public market for the Shares on such date, the fair market value of the Shares as determined in the good faith discretion of the Board.

        (m)  "Group" means "group," as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

        (n)   "Investor" means Sealy Holding LLC.

        (o)   "KKR" shall mean the KKR Millennium Fund L.P.

        (p)   "Participant" means an Employee, non-employee member of the Board, consultant or other person having a relationship with the Company or one of its Subsidiaries, to whom one or more Awards have been made and remain outstanding.

        (q)   "Person" means "person," as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

        (r)   "Subsidiary" means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.    Administration of Plan

        (a)   The Plan shall be administered by the Committee. The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan. The Committee may also correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable.

        (b)   The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan subject to the limits of applicable law and such other conditions and limitations as the Committee shall prescribe, except that only the Committee may designate and make Awards to Participants who are subject to Section 16 of the Exchange Act.

        (c)   The Committee may employ counsel, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company, and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Awards, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

4.    Eligibility

        The Committee may from time to time make Awards under the Plan to such Employees, or other persons having a relationship with Company or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine. The terms, conditions and limitations of each Award under the Plan shall be set forth in an Award Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, that such Award Agreement shall contain provisions dealing with the treatment of Awards in the event of the termination of employment, death or disability of a Participant, and may also include provisions concerning the treatment of Awards in the event of a Change in Control of the Company.

5.    Grants

        From time to time, the Committee will determine the forms and amounts of Awards for Participants. Such Awards may take the following forms in the Committee's sole discretion:

        (a)    Stock Options.    These are options to purchase Common Stock. At the time of grant the Committee shall determine, and shall include in the Award Agreement or other Plan rules, the option exercise period, the option exercise price, vesting requirements, and such other terms, conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate including, without limitation, the right to receive dividend equivalent payments on vested and/or unvested options, except that in no event shall the option exercise price be less than the Fair Market Value on the date of grant of the Stock Option. In addition to other restrictions contained in the Plan, an option granted under this Section 5(a) may not be exercised more than 10 years after the date it is granted. Payment of the option exercise price shall be made in cash or in shares of Common Stock, or a combination thereof, in accordance with the terms of the Plan, the Award Agreement and any applicable guidelines of the Committee in effect at the time.

        (b)    Stock Appreciation Rights.    The Committee may grant Stock Appreciation Rights in tandem with the grant of a Stock Option or standing alone. Each Stock Appreciation Right shall be subject to such terms as the Committee may determine. A Stock Appreciation Right means the right to transfer and surrender to the Company all or a portion of a Stock Option (if granted in tandem with a Stock Option) in exchange for an amount, or otherwise means the right to receive an amount, equal to the excess of (i) the aggregate Fair Market Value, as of the date such right is exercised, of the Common Stock underlying by such Option or portion thereof, over (ii) the aggregate exercise price of such right, relating to such Common Stock. Such amount may be paid in cash or be satisfied with shares, at the Committee's discretion. In no event shall the Stock Appreciation Right exercise price be less than the Fair Market Value on the date of grant of the Stock Appreciation Right.

        (c)    Dividend Equivalent Rights.    The Committee may grant Dividend Equivalent Rights either alone or in connection with the grant of an Award. A Dividend Equivalent Right means the right to receive a payment in respect of one share of Common Stock (whether or not subject to an Award) equal to the amount of any dividend paid in respect of one share of Common Stock held by a shareholder in the Company. Each Dividend Equivalent Right shall be subject to such terms as the Committee may determine.

        (d)    Other Stock-Based Awards.    The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted shares of Common Stock and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, shares of Common Stock (the "Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more shares of Common Stock (or the equivalent cash value of such shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any Other Stock-Based Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of shares of Common Stock to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, shares or a combination of cash and shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all shares so awarded and issued shall be fully paid and non-assessable).

        Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 5(d) may be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto) ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) total shareholder return; (xx) enterprise value; (xxi) total business return; (xxii) return on invested capital; and (xxiii) return on investment. The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of a Performance-Based Award during a calendar year to any Participant shall be: (x) with respect to Performance-Based Awards that are denominated in Shares, 5,000,000 Shares and (y) with respect to Performance-Based Awards that are not denominated in Shares, $10,000,000. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

6.    Limitations and Conditions

        (a)   The number of Shares available for Awards under this Plan shall be 25,000,000 unless restricted by applicable law, Shares related to Awards that are forfeited, terminated, canceled or expire unexercised, shall immediately become available for new Awards.

        (b)   No Awards shall be made under the Plan beyond ten years after the effective date of the Plan, but the terms of Awards made on or before the expiration of the Plan may extend beyond such expiration. At the time an Award is made or amended or the terms or conditions of an Award are changed in accordance with the terms of the Plan or the Award Agreement, the Committee may provide for limitations or conditions on such Award.

        (c)   Nothing contained herein shall affect the right of the Company or any of its Subsidiaries to terminate any Participant's employment at any time or for any reason.

        (d)   No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

        (e)   Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Company in respect of any Shares purchasable in connection with any Award unless and until certificates representing any such Shares have been issued by the Company to such Participants (or book entry representing such shares has been made and such Shares have been deposited with the appropriate registered book-entry custodian).

        (f)    No election as to benefits or exercise of any Award may be made during a Participant's lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

        (g)   Absent express provisions to the contrary, any Award under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

        (h)   Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company's obligations under the Plan.

7.    Transfers and Leaves of Absence

        For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant's employment without an intervening period of separation among the Company and any Subsidiary (or among any Subsidiaries) shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence or who is entitled to a statutory leave of absence shall be deemed to have remained in the employ of the Company (and any Subsidiary) during such leave of absence.

8.    Adjustments

        In the event of any change in the outstanding Shares by reason of any Share dividend or split, or in the event of any reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends, or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable (subject to Section 13(c) below), as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Options or Stock Appreciation Rights may be granted during a calendar year to any Participant, (iii) the maximum amount of a Performance-Based Award that may be granted during a calendar year to any Participant, (iv) the Option Price or exercise price of any Stock Appreciation Right, and/or (v) any other affected terms of such Awards.

9.    Merger, Consolidation, Exchange, Acquisition, Liquidation or Dissolution

        (a)   In its absolute discretion, acting in good faith, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Award, the Committee may provide that such Award cannot be exercised after the amalgamation, merger or consolidation of the Company with or into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, the acquisition by another corporation of 80% or more of the Company's then outstanding shares of voting stock or the recapitalization, reorganization, reclassification, liquidation, dissolution, or other event affecting the capital stock of the Company, and the Committee shall, on such terms and conditions as it deems appropriate, acting in good faith, also provide, either by the terms of such Award or by a resolution adopted prior to the occurrence of such amalgamation, merger, consolidation, exchange, acquisition, recapitalization, reorganization, reclassification, liquidation, dissolution or other event affecting the capital stock of the Company, that, after written notice to all affected Participants and for a reasonable period of time prior to such event, such Award shall be exercisable as to any Shares subject thereto which is being made unexercisable after any such event, notwithstanding anything to the contrary herein (but subject to the provisions of Section 6(b)) and that, upon the occurrence of such event, such Award shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the Award shall remain exercisable after any such event, from and after such event, any such Award shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof (as determined by the Committee in good faith), receivable as a result of such event by the holder of a number of Shares for which such Award could have been exercised immediately prior to such event.

        (b)   In addition to the foregoing provisions of Sections 8 and 9(a), in the event of a Change in Control, (i) if determined by the Committee in the applicable Award agreement or otherwise at the time of the Change in Control, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change in Control and (ii) the Committee may (subject to Section 13(c) below), but shall not be obligated to, (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award, (B) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Stock Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Stock Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Stock Options or Stock Appreciation Rights) over the aggregate exercise price of such Stock Options or Stock Appreciation Rights, (C) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion, or (D) provide that for a period of at least ten (10) business days prior to the Change in Control, Stock Options and Stock Appreciation Rights shall be exercisable as to all shares subject thereto and that upon the occurrence of the Change in Control, such Stock Options and Stock Appreciation Rights shall terminate and be of no further force and effect.

10.    No Right to Employment or Awards

        The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company's or Affiliate's right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.    Successors and Assigns

        The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participants' creditors.

12.    Nontransferability of Awards

        Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13.    Amendment and Termination

        (a)   The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with this Plan provided that no such action shall modify any Award in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Award or this Plan (except that any adjustment that is made pursuant to Section 8 or 9 hereof may be made by the Committee in good faith).

        (b)   The Board may amend, suspend or terminate the Plan except that no such action, other than an action under Section 8 or 9 hereof, may be taken which would, without stockholder approval, increase the aggregate number of Shares available for Awards under the Plan, decrease the price of outstanding Awards, change the requirements relating to the Committee, extend the term of the Plan or be materially adverse to all Participants with respect to any outstanding Awards.

        (c)   Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Plan. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or

(b) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code.

14.    Governing Law; Foreign Awards

        (a)   This Plan shall be governed by and construed in accordance with the laws of Delaware applicable therein.

        (b)   The Committee may make Awards to such persons and identified in Section 4(a) above who are subject to the laws of jurisdictions other than those of the United States, which Awards may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with foreign laws or otherwise as deemed to be necessary or desirable by the Committee.

15.    Withholding Taxes

        The Company shall have the right to deduct from any cash payment made under the Plan any minimum federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver Shares or cash under any Award where such delivery is a taxable event to the Participant that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such minimum withholding taxes.

16.    Effective Date and Termination Dates

        The Plan, as amended and restated, shall be effective on and as of the date of its approval by the stockholders of the Company in accordance with applicable laws and shall terminate ten years later, subject to earlier termination by the Board pursuant to Section 13.

Approved by stockholders on May * , 2009.

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TABLE OF CONTENTS
SEALY CORPORATION ONE OFFICE PARKWAY TRINITY, NORTH CAROLINA 27370
INFORMATION STATEMENT
We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.
ABOUT THIS INFORMATION STATEMENT
THE RIGHTS OFFERING AND RELATED MATTERS
ADOPTION OF THE PLAN
Amendments to the Amended and Restated Equity Plan
Summary of the Plan
EXECUTIVE COMPENSATION
Executive Compensation Tables and Supporting Information Summary Compensation Table
Grant Plan-Based Awards Table
Outstanding Equity Awards at 2008 Fiscal Year End Table
Option Exercises and Stock Vested in Fiscal Year 2008 Table
Pension Benefits Table
Nonqualified Deferred Compensation for Fiscal Year 2008 Table
Potential Payments upon Termination or Change in Control
BENEFICIAL OWNERSHIP OF COMMON STOCK
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
OTHER MATTERS
  APPENDIX A
AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SEALY CORPORATION
  APPENDIX B
SECOND AMENDED AND RESTATED EQUITY PLAN FOR KEY EMPLOYEES OF SEALY CORPORATION AND ITS SUBSIDIARIES